UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐Preliminary Proxy Statement

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☒Definitive Proxy Statement

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Biocept, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 2, 2017

Dear Stockholders:

You are cordially invited to attend our 2017 Annual Meeting of Stockholders, or the Annual Meeting, which will be held at the offices of Biocept, Inc., located at 5810 Nancy Ridge Drive, San Diego, California 92121, on May 2, 2017, at 12:30 P.M., local time.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect two Class I directors for a three-year term to expire at the 2020 annual meeting of stockholders.
2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
3.	To approve our Amended and Restated 2013 Equity Incentive Plan, as amended.
4.	To approve the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3.
5.	To transact any other business that may be properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

All of our stockholders of record as of March 22, 2017, are entitled to attend and vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal 1, FOR the ratification of the appointment of our independent registered public accounting firm as provided in Proposal 2, FOR the approval of the amendments to our Amended and Restated 2013 Equity Incentive Plan as provided in Proposal 3, and FOR the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3.

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and cast your vote by completing, signing and dating the enclosed proxy card and returning it to us promptly.  If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

By Order of the Board of Directors

Sincerely,

Michael W. Nall

President and Chief Executive Officer

San Diego, California

March 30, 2017

Your vote is important.  Please vote your shares whether or not you plan to attend the meeting.

i

PROXY STATEMENT FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2017

Our board of directors is soliciting proxies for use at our 2017 annual meeting of stockholders, or the Annual Meeting, to be held on May 2, 2017, at 12:30 p.m., local time, at the offices of Biocept, Inc., located at 5810 Nancy Ridge Drive, San Diego, California 92121. Biocept, Inc. is sometimes referred to herein as “we”, “us”, “our” or the “Company.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see the response to the question entitled “Whom shall I contact with other questions?” below.

Q:	What is the purpose of the Annual Meeting?
A:

At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any other matters that properly come before the Annual Meeting.

Q:	When and where will the Annual Meeting be held?
A:

You are invited to attend the Annual Meeting on May 2, 2017, at 12:30 p.m., local time. The Annual Meeting will be held at our corporate offices located at 5810 Nancy Ridge Drive, San Diego, California 92121.

Q:	Why did I receive these proxy materials?
A:

We are making these proxy materials available in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. Your proxy is being solicited in connection with the Annual Meeting because you owned our common stock at the close of business on March 22, 2017, which is the record date for the Annual Meeting.  This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.

You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement.  However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares as described in the response to the question entitled “How can I vote my shares” below and as described elsewhere in this Proxy Statement.

Along with this proxy statement, we are also sending our 2016 fiscal year annual report, which includes our financial statements. We intend to begin mailing this Proxy Statement, the attached notice of annual meeting and the enclosed proxy card on or about March 31, 2017, to all stockholders of record entitled to vote at the Annual Meeting.

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 2, 2017

Electronic copies of this proxy statement and our annual report are available under the Investor Relations, Financial Information section of our website at www.biocept.com.

Q:	What proposals will be voted on at the Annual Meeting?
A:	The proposals to be voted on at the Annual Meeting, and our board of directors’ voting recommendations with respect to each, are as follows:

Proposal			Board’s Voting Recommendation
1.

Election of Directors (Proposal 1): The election of two Class I directors to serve a three-year term.  Based upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated and recommends for re-election as Class I directors the following persons:

For
	•	Bruce E. Gerhardt
	•	Edward Neff

2.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2):  The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2017.

For

3.

Approve our Amended and Restated 2013 Equity Incentive Plan, as amended (Proposal 3):  The approval of amendments to our Amended and Restated 2013 Equity Incentive Plan, as amended, as further described in Proposal 3.

For

4.

Authorize an adjournment of the Annual Meeting (Proposal 4):  The authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3.

For

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment. Michael W. Nall and Timothy C. Kennedy, the designated proxyholders, are members of our management.

Q:	Who may vote at the Annual Meeting?
A:

If you owned our common stock on March 22, 2017, the record date for the Annual Meeting, you may attend and vote at the Annual Meeting.  Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On the record date, there were 22,240,247 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What is the quorum requirement for the Annual Meeting?
A:

We need a quorum of stockholders in order to hold our Annual Meeting.  A quorum exists when at least a majority of the outstanding shares of our common stock entitled to vote as of the record date, or 11,120,124 shares, are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q:	What vote is required to approve each proposal?
A:	Election of Directors (Proposal 1): Directors will be elected by a plurality of the votes cast, so the two director nominees who receive the most votes will be elected.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): The ratification of the appointment of Mayer Hoffman McCann P.C.as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter.

Approve our Amended and Restated 2013 Equity Incentive Plan, as amended (Proposal 3): The approval of our Amended and Restated 2013 Equity Incentive Plan, as amended, or the Amended 2013 Plan, requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter.

Authorize an adjournment of the Annual Meeting (Proposal 4): The authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3 requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter.

Q:	What is the difference between a “stockholder of record” and a “beneficial owner”?
A:	You are considered to be a stockholder of record if your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, on the record date.
If, however, your shares are held in a brokerage account or by a bank or other agent, and not in your name, you are considered to be the beneficial owner of shares held in street name.
Q:	May I vote my shares in person at the Annual Meeting?
A:	If you are the stockholder of record, you have the right to vote in person at the Annual Meeting. When you arrive at the Annual Meeting, you may request a ballot.

If you are the beneficial owner of shares held in street name, you are welcome to attend the Annual Meeting, but you may not vote your shares in person at the Annual Meeting unless you bring with you a proxy from the broker, bank or other agent that holds your shares, giving you the right to vote at the Annual Meeting.

Admission to the Annual Meeting will be on a first-come, first-served basis.  You should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license.  Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.  If you do not comply with each of the foregoing requirements, you will not be admitted to the Annual Meeting.

Q:	What happens if I do not give specific voting instructions?
A:

If you are a stockholder of record and you indicate when voting that you wish to vote as recommended by our board of directors, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares as recommended by our board of directors on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the entity that holds your shares with specific voting instructions, the entity that holds your shares may generally vote at its discretion on “routine” matters.  However, if the entity that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter.  This is generally referred to as a “broker non-vote.”

Q:	Which proposals in this Proxy Statement are considered “routine” or “non-routine” matters?
A:

The election of directors (Proposal 1) is considered a non-routine matter under applicable rules.  As a result, a broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes on Proposal 1.

The ratification of the appointment of Mayer Hoffman McCann P.C.as our independent registered public accounting firm (Proposal 2) is considered a routine matter under applicable rules.  A broker or other nominee may generally vote without instructions on this matter, so there will not be any broker non-votes in connection with Proposal 2.

The approval our Amended 2013 Plan (Proposal 3) is considered a non-routine matter under the applicable rules. As a result, a broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes on Proposal 3.

The authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3 (Proposal 4) is considered a routine matter under applicable rules.  A broker or other nominee may generally vote without instructions on this matter, so there will not be any broker non-votes in connection with Proposal 4.

Q:	What is the effect of abstentions and broker non-votes?
A:

Shares held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum.  Abstentions are treated as shares present in person or by proxy and entitled to vote. The election of directors (Proposal 1) will be determined by a plurality of votes cast, so abstentions on this proposal will not have an effect on the outcome of this vote. The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm (Proposal 2), the approval of our Amended 2013 Plan (Proposal 3), and the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3 (Proposal 4) each require the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, so abstentions on these proposals will have the same effect as a vote against these proposals.

A broker non-vote occurs when a broker, bank or other agent holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters.  Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum.  The election of directors (Proposal 1) and the approval of the Amended 2013 Plan (Proposal 3) are each considered non-routine matters and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the votes. The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm (Proposal 2) and the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3 (Proposal 4) are each considered routine matters on which a broker, bank or other agent has discretionary authority to vote, so there will not be any broker non-votes in connection with these proposals.

Q:	How can I vote my shares?
A:

With respect to the election of directors (Proposal 1), you may either vote “For” all director nominees or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm (Proposal 2), the approval of the Amended 2013 Plan (Proposal 3), and the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3 (Proposal 4), you may vote “For” or “Against” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record

If you are a stockholder of record, you may vote in person at the Annual Meeting or using the accompanying proxy card.  Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and you may request a ballot when you arrive.
•

To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply follow the instructions in the proxy card received from your broker, bank or other agent or complete, sign and return the proxy card to ensure that your vote is counted.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker, bank or other agent included in their materials, or contact your broker, bank or other agent to request a proxy form.

Q:	How may I revoke or change my vote after submitting my proxy?
A:	You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.

Stockholder of Record

If you are a stockholder of record, you may revoke your proxy in one of the three following ways:

•	you may submit another properly completed proxy card with a later date;
•	you may send a written notice that you are revoking your proxy to Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121, Attention: Timothy C. Kennedy; or
•	you may attend the Annual Meeting and vote in person (however, simply attending the Annual Meeting will not, by itself, revoke your proxy or change your vote).

Your most current proxy card will be the one that is counted at the Annual Meeting.

Beneficial Owner

If you are a beneficial owner of shares, you may revoke your proxy by following instructions provided by your broker, bank or other agent.
Q:	What are the costs of soliciting these proxies?
A:

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email, but will be paid no additional compensation for these services. We have retained Alliance Advisors LLC to act as a proxy solicitor in conjunction with the Annual Meeting, and we have agreed to pay them a base fee of $7,000 plus certain additional variable fees dependent on the level of effort required to provide these proxy solicitation services, as well as reasonable out of pocket expenses. We may reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding these proxy materials to their principals and to obtain authority to execute proxies.

Q:	Where can I find voting results of the Annual Meeting?
A:

In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

Q:	When are shareholder proposals and director nominations due for next year’s annual meeting?
A:

To be considered at next year’s annual meeting, your proposal or nomination must be delivered to or mailed and received by our corporate secretary at our principal executive offices located at 5810 Nancy Ridge Drive, San Diego, California 92121 not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, before the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

Q:	Whom should I contact with other questions?
A:

If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact: Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121, Attention: Timothy C. Kennedy, Telephone: (858) 320-8200.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

We currently have eight members of our board of directors.  Under our charter and bylaws, our board is divided into three classes, as follows:

•	Class I, which consists of Bruce E. Gerhardt and Edward Neff, whose terms will expire at the Annual Meeting; and
•	Class II, which consists of Marsha A. Chandler, Bruce A. Huebner and Ivor Royston, whose terms will expire at our 2018 annual meeting of stockholders; and
•	Class III, which consists of David F. Hale, Michael W. Nall and M. Faye Wilson, whose terms will expire at our 2019 annual meeting of stockholders.

Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Directors may only be removed with cause by the affirmative vote of a majority of the shares then entitled to vote upon an election of directors.  Because only one-third of our directors will be elected at each annual meeting of stockholders, two consecutive annual meetings of stockholders could be required for the stockholders to change a majority of our board of directors.  Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.

Election of Directors

At the Annual Meeting, our stockholders are being asked to vote for the Class I director nominees listed below to serve on our board of directors until our annual meeting in 2020 and until each of their successors has been elected and qualified, or until such director’s death, resignation or removal.  Each of these nominees is a current member of our board of directors, whose term expires at the Annual Meeting.  Each of these nominees has consented to serve, if elected.

Provided that a quorum of stockholders is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting.  Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

If no contrary indication is made, proxies will be voted for the nominees, or in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election, for any nominee who is designated by our board of directors to fill the vacancy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES

Nominees for Director

The following table lists the persons recommended by the nominating and corporate governance committee of our board of directors and nominated by our board of directors to be elected as directors, including relevant information as of March 22, 2017 regarding their age, business experience, qualifications, attributes, skills and other directorships:

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three-Year Term Expiring at the
2020 Annual Meeting of Stockholders
(Class I Directors)

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
Bruce E. Gerhardt, CPA Age: 66 Director since: 2010	Director Member, Audit Committee and Compensation Committee

Mr. Gerhardt has been self-employed, practicing as a Certified Public Accountant, since 1986. He is also a tax and business advisor providing tax compliance for small businesses and upper income individuals. Prior to 1986, he was a financial vice-president with several companies and a senior accountant with Peat Marwick Mitchell, now KPMG, one of the “Big Four” accounting firms. He earned his Bachelor of Arts Degree from the University of Southern California in 1973 and is a member of the American Institute of Certified Public Accountants.

We selected Mr. Gerhardt to serve on our board of directors due to his experience and expertise in financial accounting and auditing. Mr. Gerhardt also serves as a member of our audit committee and as a member of our compensation committee.

Edward Neff Age: 66 Director since: 2006	Director Member, Audit Committee

Since 1990, Mr. Neff has been the Chief Executive Officer of Systems, Machines, Automation Components Corporation (also known as SMAC), a manufacturer of moving coil electric actuators.

Mr. Neff has received over 25 United States patents relating to robotics and precise automation. He is a graduate of the University of Michigan.

We selected Mr. Neff to serve on our board of directors due to his experience and expertise in business management and in automated systems. Mr. Neff also serves as a member of our audit committee.

Mr. Neff is an uncle of our Chief Executive Officer, President and director Michael W. Nall.

Members of Our Board of Directors

The following table lists the members of our board of directors that are continuing in office, including relevant information as of March 22, 2017 regarding their age, business experience, qualifications, attributes, skills and other directorships:

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring at the 2018 Annual Meeting of Stockholders
(Class II Directors)

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
Marsha A. Chandler, Ph. D. Age: 72 Director since: 2013	Director Chair, Nominating and Corporate Governance Committee and Member, Science and Clinical Committee

Dr. Chandler currently serves as Senior Policy Fellow at the Global Policy School (GPS) at the University of California, San Diego (UCSD). She served as the Executive Vice-President/Chief Operating Officer of the Salk Institute for Biological Studies from 2007 to 2015, where she managed approximately 1,000 scientific and administrative personnel and oversaw all institutional fiscal, administrative and fund-raising activities. From 1997 to 2007 she was the Senior Vice Chancellor for Academic Affairs at UCSD, where she was the chief academic officer responsible for the policies and decisions relating to all academic programs and faculty appointments and performance. She was the Acting Chancellor from 2003-04 and holds an appointment as Professor of Political Science in the Graduate School of International Relations and Pacific Studies at UCSD.

Dr. Chandler is a Fellow of the Royal Society of Canada, the highest academic honor bestowed in that country. She received her Ph.D. from The University of North Carolina at Chapel Hill. In 2004, she completed the Advanced Management Program at Harvard Business School.

We selected Dr. Chandler to serve on our board of directors due to her experience in organizational management and her stature in the life sciences community. Dr. Chandler also serves as chair of our nominating and corporate governance committee and as a member of our science and clinical committee.

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
Bruce A. Huebner Age: 66 Director since: 2013	Director Chair, Compensation Committee and Member, Science and Clinical Committee

Mr. Huebner was a managing director of LynxCom Partners LLC, a healthcare consulting firm, from 2004 through 2016 where his focus was primarily on cancer diagnostics and personalized medicine.  In June of 2011, he joined the board of Vermillion, Inc., an ovarian cancer diagnostics company.  He assumed the role of Interim Chief Executive Officer and President of Vermillion from November 2012 to March 2013 and then served as Chairman of the Board from March through December 2013. From October 2009 to June 2010, Mr. Huebner served as President and Chief Executive Officer of TrovaGene, Inc., a developer of molecular diagnostics products. From June of 2005 through June of 2008, Mr. Huebner served as President of Osmetech Molecular Diagnostics, a molecular diagnostic microarray products company. From 2002 to 2004, Mr. Huebner was President and Chief Operating Officer of Nanogen, Inc., a publicly held nanotechnology/microarray company. From 1996 to 2002, Mr. Huebner was Executive Vice-President and Chief Operating Officer of Gen-Probe Incorporated, a leader in the development of nucleic acid tests for infectious diseases. Mr. Huebner received his Bachelor of Science degree in Chemistry from the University of Wisconsin-La Crosse and completed a Senior Executive Graduate School program at Columbia University.

We selected Mr. Huebner to serve on our board of directors due to his strong background in cancer diagnostics sales, marketing, operations and reimbursement. Mr. Huebner also serves as chair of our compensation committee and as a member of our science and clinical committee.

Ivor Royston, M.D. Age: 71 Director since: 2010	Director Chair, Science and Clinical Committee and Member, Nominating and Corporate Governance Committee

Dr. Royston currently serves as CEO of Viracta Therapeutics, Inc., and also serves as Managing Partner of Forward Ventures, which he co-founded in 2000. From 1990 to 2000, he served as founding President and CEO of The Sidney Kimmel Cancer Center and from 1978 to 1990, he was a member of the oncology faculty of the University of California, San Diego. In addition to being a co-founder of Hybritech, Inc., in 1986 he co-founded IDEC Corporation, which later merged with Biogen to form Biogen Idec. Dr. Royston has been instrumental in the formation, financing and development of numerous biotechnology companies, including Applied Molecular Evolution (acquired by Eli Lilly), Corixa (acquired by GlaxoSmithKline), Dynavax, LigoCyte (acquired by Takeda), Morphotek (acquired by Eisai), Sequana Therapeutics (acquired by Celera), Syndax, TargeGen (acquired by Sanofi-Aventis), and Triangle Pharmaceuticals (acquired by Gilead). He is currently a director of Viracta. Dr. Royston received his B.A. and M.D. degrees from Johns Hopkins University and completed post-doctoral training in internal medicine and medical oncology at Stanford University. In 1997, President Clinton appointed Dr. Royston to a six-year term on the National Cancer Advisory Board.

We selected Dr. Royston to serve on our board of directors due to his extensive experience with emerging life sciences companies. Dr. Royston also serves as chair of our science and clinical committee and as a member of our nominating and governance committee.

Term Expiring at the 2019 Annual Meeting of Stockholders
(Class III Directors)

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
David Hale Age: 68 Director since: 2011	Non-executive Chairman, Board of Directors

Mr. Hale was appointed as our Executive Chairman in March 2011. As of and in connection with the closing of our initial public offering on February 10, 2014, Mr. Hale now serves as non-executive Chairman. He is the Chairman and CEO of Hale BioPharma Ventures LLC, a private company focused on the formation and development of biotechnology, specialty pharma, diagnostic and medical device companies. Mr. Hale is a serial entrepreneur who has been involved in the founding and/or development of a number of life sciences companies. He served as the Chairman of Santarus, Inc., a specialty biopharmaceutical company, since 2004 and a member of Santarus’ board since 2000, prior to its acquisition by Salix Pharmaceuticals, Ltd. in 2014. He also serves as Chairman of Conatus Pharmaceuticals, Inc. and Cassiopeia, Inc, two public companies. He was previously President and CEO of CancerVax Corporation from October 1999 through its merger in May 2006 with Micromet, Inc., when he became Chairman of the combined companies. He is a co-founder and served as Chairman of Somaxon Pharmaceuticals, Inc. before its acquisition by Pernix Therapeutics Holdings, Inc., and as Chairman of SkinMedica, Inc., before its acquisition by Allergan, Inc. He also serves as Chairman of Neurelis, Inc., Coloresciences, Inc., MDRejuvena, Inc., Dermata, LLC, Clarify Medical, Inc., Adigica Health, Inc. and other private companies. In 1982, after joining Hybritech, Inc., the first monoclonal antibody company, he served as COO, President and then Chief Executive Officer, until Hybritech was acquired by Eli Lilly and Co. in 1986. From 1987 until 1997 he was Chairman, President and CEO of Gensia, Inc., which merged with SICOR to become Gensia Sicor, Inc., which was later acquired by Teva Pharmaceuticals. He was a co-founder and Chairman of Viagene, Inc. from 1987 to 1995, when Viagene was acquired by Chiron, Inc. He was President and CEO of Women First HealthCare, Inc. from late 1997 to June 2000, before joining CancerVax in October 1999. Before joining Hybritech, Mr. Hale was Vice President and General Manager of BBL Microbiology Systems, a diagnostics division of Becton, Dickinson & Co. and from 1971 to 1980, held various marketing and sales management positions with Ortho Pharmaceutical Corporation, a division of Johnson & Johnson, Inc.

We selected Mr. Hale to serve on and lead our board of directors due to his public and private company board experience as well as his extensive experience with and knowledge of health care issues and the operational activities of life sciences companies.

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
Michael W. Nall Age: 54 Director since: 2013	Director, Chief Executive Officer and President

Mr. Nall has over 28 years of healthcare sales and marketing experience, serving as our CEO and President since 2013. Before joining Biocept, Mr. Nall served at Clarient Diagnostic Services, Inc. in positions of increasing responsibility from 2002 through August 2013, with his last position being General Manager, North American Sales and Marketing. While at Clarient, Mr. Nall was also responsible for leading the team assimilating Clarient into GE Healthcare after Clarient was acquired in 2010.

From 1988 until joining Clarient, Mr. Nall served in the diagnostic and medical device industries in various commercial leadership roles for companies including Impath, American Cyanamid, Maquet Surgical, Strato Medical, Horizon Medical Products and Columbia Vital Systems.

Mr. Nall received a Bachelor of Science degree in Business Administration from Central Missouri State University (now known as the University of Central Missouri).

We selected Mr. Nall to serve on our board of directors due to his experience in the cancer diagnostics business, his expertise in the commercialization of products and services such as ours, his background in reimbursement and operations and his status as our chief executive officer and president.

Mr. Nall is a nephew of our director Edward Neff.

Name and Age	Current Position with Biocept	Business Experience and Other Directorships
M. Faye Wilson Age: 79 Director since: 2009	Lead Independent Director Chair, Audit Committee and Member, Compensation Committee and Nominating and Corporate Governance Committee

Ms. Wilson is CEO of Wilson Boyles and Company, a business consulting firm specializing in the development and implementation of successful business strategies. Prior to co-founding Wilson Boyles in 2003, she served as Senior Vice-President, Value Initiatives and Risk Management for The Home Depot, having joined the company in 1998 following a 21-year career at Bank of America. Ms. Wilson was Executive-Vice President of Bank of America and Chairman and President of Security Pacific Financial Services, a wholly owned subsidiary of BancAmerica Corporation.

Ms. Wilson began her banking career as a management trainee in the Corporate Banking Group of Security Pacific National Bank, which merged with and became Bank of America in 1992. Prior to assuming the chairmanship of Security Pacific Financial Services, she was the Executive Vice-President responsible for overseeing credit quality and policy for over 80% of Bank of America’s loan portfolio.

During her Security Pacific career, Ms. Wilson spent time in London as the Managing Director of Corporate Finance for Security Pacific Hoare Govett, where she created new corporate advisory services, debt structuring products and formed a cross-border mergers and acquisitions division for European and U.S. companies. Prior to the London assignment, she was Managing Director of the Leveraged Buyout Group for the Security Pacific Merchant Bank, establishing the bank as lead in high profile transactions. Earlier, as Senior Vice-President and Regional Manager in the Corporate Banking Division with responsibility for multinational corporations, retail industry companies and California based corporations, Ms. Wilson established lead banking relationships with major players in those markets.

Ms. Wilson has served as a director on the corporate boards BioMed Realty Trust, Inc. (a real estate investment trust, until its acquisition by Blackstone Real Estate Partners VIII in 2016), Farmers Insurance Group, The Home Depot, SKM (a Russian public company), and Community National Bank. Currently she serves as Chair of the Board of non-profit San Diego Theatres Inc., is a trustee and Vice Chair of The Salk Institute, and Chair of the Audit Committee of Sharp Health Group. She remains engaged with the activities of Duke University, her alma mater.

Ms. Wilson received master’s degrees in international relations and in business administration from the University of Southern California.

We selected Ms. Wilson to serve as lead independent director on our board of directors due to her extensive experience as a director of public companies, her financial acumen and experience, and her expertise in business strategy. Ms. Wilson also serves as chair of our audit committee, as a member of our compensation committee and as a member of our nominating and governance committee.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has affirmatively determined that Dr. Chandler, Mr. Gerhardt, Mr. Hale, Mr. Huebner, Mr. Neff, Dr. Royston and Ms. Wilson, or seven of our eight directors, meet the definition of “independent director” under the applicable NASDAQ Listing Rules.

Family Relationships

One of our directors, Mr. Neff is an uncle of our Chief Executive Officer, President and director Michael W. Nall.

Agreements with Directors

None of the directors or nominees for director was selected pursuant to any arrangement or understanding, other than with our directors acting within their capacity as such.

Legal Proceedings with Directors

There are no legal proceedings related to any of the directors or director nominees, officers or holders of 5% or more of our common stock which require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

Board Leadership Structure

The positions of chairman of the board and chief executive officer are separated.  We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead our board of directors in its fundamental role of providing advice to and independent oversight of management.  Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our board of directors’ oversight responsibilities continue to grow.  While our amended and restated bylaws and corporate governance principles do not require that our chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Board Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including risks relating to our operations, strategic direction and intellectual property.  Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our board of directors in overseeing the management of our risks is conducted primarily through committees of our board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees.  The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them.  When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting.

Board and Committee Meetings

During 2016, our board of directors met 9 times (including telephonic meetings) and took action by written consent twice.  Each director attended at least 75% of the meetings held while he or she was a director, either in person or by teleconference.  Additionally, each director attended at least 75% of the meetings for each committee on which he or she served.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders, we encourage all of our directors to attend. All of our directors attended the annual meeting of stockholders on June 28, 2016.

Executive Sessions

In accordance with the applicable NASDAQ Listing Rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

During 2016, our board of directors had three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. On March 21, 2017, our board of directors established a fourth standing committee: the science and clinical committee.  In addition, from time to time, special committees may be established under the direction of our board of directors when necessary to address specific issues.

Each of the four standing committees has a written charter that has been approved by our board of directors.  A copy of each charter is available on our website at www.biocept.com by selecting the “Investor Relations” icon at the top of the page, followed by the “Corporate Governance” hyperlink.

The current members of each committee are identified in the following table:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Clinical Committee
David F. Hale (non-executive Chairman)	—	—	—	—
Marsha A. Chandler	—	—	Chair	Member
Bruce E. Gerhardt, CPA	Member	Member	—	—
Bruce A. Huebner	—	Chair	—	Member
Michael W. Nall	—	—	—	—
Edward Neff	Member	—	—	—
Ivor Royston, M.D.	—	—	Member	Chair
M. Faye Wilson	Chair	Member	Member	—

Audit Committee

During 2016, our audit committee met four times.  Each of the members of the audit committee has been determined to be an independent director under applicable SEC rules and the applicable NASDAQ Listing Rules.  Our board of directors has affirmatively determined that Ms. Wilson is designated as an “audit committee financial expert.”

Our audit committee’s responsibilities include:

•	Oversee the integrity of our financial statements and other financial information provided by us to our stockholders and others;
•

Monitor the periodic reviews that are conducted by our financial and senior management and by our independent auditors of the adequacy of our auditing, accounting and financial reporting processes and systems of internal control;

•	Oversee the qualifications, independence and performance of our independent auditors;
•	Oversee compliance with legal, regulatory and public disclosure requirements; and
•	Facilitate communication among our independent auditors, our financial and senior management, and the board.

Compensation Committee

During 2016, our compensation committee met 9 times. Dr. Royston served as chair of our compensation committee until March 21, 2017, when our board of directors appointed Mr. Huebner, a member of our compensation committee at the time, as chair of our compensation committee, after which Dr. Royston no longer serves on our compensation committee. On March 21, 2017, Mr. Gerhardt was appointed as a member of our compensation committee. Each of the members of the compensation committee has been determined to be an independent director under the applicable NASDAQ Listing Rules.

Our compensation committee’s responsibilities include:

•	Oversee our overall compensation programs applicable to executive officers and directors;
•	Oversee our cash and equity-based compensation plans applicable to all of our directors, officers and employees;
•	Produce an annual report on executive compensation for inclusion in our annual proxy statement; and
•	Review and discuss with our management the tables and narrative discussion regarding executive officer and director compensation to be included in our annual proxy statement.

Nominating and Corporate Governance Committee

During 2016, our nominating and corporate governance committee met once. Each of the members of the nominating and corporate governance committee has been determined to be an independent director under the applicable NASDAQ Listing Rules.

Our nominating and corporate governance committee’s responsibilities include:

•

Identify individuals qualified to become board members, consistent with criteria approved by the board, and recommend that the board select the director nominees for election at each annual meeting of stockholders or to fill vacancies on board in accordance with our bylaws;

•

Recommend to the board any appropriate changes in our Code of Ethics, applicable to the Chief Executive Officer and other senior financial officers, and in the Code of Business Conduct, applicable to all of our directors, officers and employees, and in such other corporate governance policies and documents as the committee determines from time to time, including such policies and documents as the committee may develop and/or recommend to the board for approval;

•	Recommend to the board director nominees for each committee of the board; and
•	Lead the board in its annual review of the performance of the Board and any committee thereof, as applicable.

Science and Clinical Committee

Our board of directors established the science and clinical committee on March 21, 2017.  Each of the members of the science and clinical committee has been determined to be an independent director under the applicable NASDAQ Listing Rules.

Our science and clinical committee’s responsibilities include:

•	Review and advise the board on the overall strategy, direction and effectiveness of our research and development and our clinical programs;
•	Evaluate and advise the board on our progress in achieving our long-term strategic research, development and clinical goals and objectives;
•	Identify and monitor emerging science, technology and regulatory developments, issues and trends which are relevant to our research and development strategy and clinical activities;
•	Assess and advise the board, as requested, on the committee’s view of the quality and competitiveness, from a scientific perspective of our research and development programs and clinical initiatives;
•

Review and evaluate the infrastructure and resources made available by us for our research and development projects and clinical programs at the request of the board.  Upon review, the committee will make recommendations regarding such infrastructure and resources necessary to achieve our objectives;

•

Review and advise the board regarding the scientific, research and development, and intellectual property aspects of proposed transactions such as investments, acquisitions and intellectual property at the request of the board;

•	Meet with and liaise with, as well as review the recommendations from, our Scientific Advisory Board and Clinical Advisory Board; and
•	Conduct quarterly meetings with our Chief Scientific Officer, Medical Staff and Chief Executive Officer to assess and advise on clinical and scientific progress and initiatives.

Director Nomination Process

The goal of our nominating and corporate governance committee, which we refer to as the committee for purposes of this section, is to assemble a well-rounded board of directors that consists of directors with backgrounds that are complementary to one another, reflecting a variety of experiences, skills and expertise.  The committee’s current selection criteria for prospective nominees, as set forth in the committee’s charter, are as follows:

•	Each director should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity;
•

Each director should be free of any conflicts of interest which would violate applicable laws, rules, regulations or listing standards, or interfere with the proper performance of his or her responsibilities;

•

Each director should possess experience, skills and attributes which enhance his or her ability to perform duties on our behalf.  In assessing these qualities, the committee will consider such factors as (i) personal skills and attributes, (ii) expertise in the areas of accounting, marketing, strategy, financial reporting or corporate governance, or (iii) professional experience in diabetes care or the healthcare industry, as well as other factors that would be expected to contribute to an effective board of directors;

•	Each director should have the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of board membership; and
•

Each director should demonstrate his or her understanding that his or her primary responsibility is to our stockholders, and that his or her primary goal is to serve the best interests of those stockholders, and not his or her personal interest or the interest of a particular group.

In considering whether to recommend any candidate for inclusion in the slate of recommended nominees for our board of directors, including candidates recommended by stockholders, the committee applies the criteria set forth above.

While we do not have a policy regarding board diversity, it is one of a number of factors that the committee takes into account in identifying nominees.

The committee believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors.

The committee currently has a policy of evaluating nominees recommended by stockholders in the same manner as it evaluates other nominees.  We do not intend to treat stockholder recommendations in any manner different from other recommendations.  Under our amended and restated bylaws, stockholders wishing to propose a director nominee should send the required information to our corporate secretary.  We have not received director candidate recommendations from our stockholders.

Codes of Conduct and Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer and other senior financial officers (our Chief Financial Officer and other senior financial officers performing similar functions), which is designed to meet the requirements of Item 406 of Regulation S-K. We have also adopted a code of business conduct that applies to all of our employees, officers and directors, which is designed to meet the requirements of the applicable NASDAQ Listing Rules.  Each of these documents is available on our website at www.biocept.com by selecting the “Investor Relations” icon at the top of the page, followed by the “Corporate Governance” hyperlink.

Stockholder Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors, as a whole, may send such communication to: Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121, Attention: Chief Financial Officer.  Stockholders seeking to communicate with an individual director, in his or her capacity as a member of our board of directors, may send such communication to the same address to the attention of such individual director.  We will promptly forward any such stockholder communication to each director to whom such stockholder communication is addressed to the address specified by each such director.

DIRECTOR COMPENSATION

On August 10, 2015, our board of directors approved the following cash and equity compensation policies for non-employee members of our board of directors, as recommended by the compensation committee of our board of directors:

•	Annual Retainer. For service as a director: an annual cash retainer of $25,000 (in addition to any annual cash retainers otherwise paid).
•	Board Chair. For service as Board Chair: an annual cash retainer of $75,000 (in addition to any annual cash retainers otherwise paid).
•	Lead Independent Director. For service as Lead Independent Director: an annual cash retainer of $5,000 (in addition to any annual cash retainers otherwise paid).
•	Audit Committee.

For service as Chair of the audit committee: an annual cash retainer of $15,000 (in addition to any annual cash retainers otherwise paid).

For service as member of the audit committee other than as its Chair: an annual cash retainer of $6,250 (in addition to any annual cash retainers otherwise paid).

•	Compensation Committee.

For service as Chair of the compensation committee: an annual cash retainer of $10,000 (in addition to any annual cash retainers otherwise paid).

For service as member of the compensation committee other than as its Chair: an annual cash retainer of $5,000 (in addition to any annual cash retainers otherwise paid).

•	Nominating and Corporate Governance Committee.

For service as Chair of the nominating and corporate governance committee: an annual cash retainer of $7,500 (in addition to any annual cash retainers otherwise paid).

For service as member of the nominating and corporate governance committee other than as its Chair: an annual cash retainer of $3,750 (in addition to any annual cash retainers otherwise paid).

•

Initial Awards. For each non-employee director who is initially elected or appointed to the board: an option to purchase 8,333 shares of common stock. On March 27, 2017, our board of directors approved an increase in the Initial Award option amount to 30,000 shares.

•	Annual Awards.

For each non-employee director who (i) has been serving on the board for at least 6 months as of the date of any annual meeting of our stockholders and (ii) will continue to serve as a non-employee director immediately following such meeting: an option to purchase 4,166 shares of common stock. On March 27, 2017, our board of directors approved an increase in the Annual Award option amount to 15,000 shares.

On March 27, 2017, our board of directors approved the following cash compensation for non-employee members of our Science and Clinical Committee and equity compensation policies for non-employee members of our board of directors, as recommended by the compensation committee of our board of directors:

•	Science and Clinical Committee.

For service as Chair of the science and clinical committee: an annual cash retainer of $10,000 retroactive to March 21, 2017 (in addition to any annual cash retainers otherwise paid).

For service as member of the science and clinical committee other than as its Chair: an annual cash retainer of $5,000 retroactive to March 21, 2017 (in addition to any annual cash retainers otherwise paid).

•	Initial Awards. For each non-employee director who is initially elected or appointed to the board: an option to purchase 30,000 shares of common stock.
•	Annual Awards.

For each non-employee director who (i) has been serving on the board for at least 6 months as of the date of any annual meeting of our stockholders and (ii) will continue to serve as a non-employee director immediately following such meeting: an option to purchase 15,000 shares of common stock.

The annual cash retainers shall be earned and paid on a calendar quarterly basis, subject to proration in the case of service during only a portion of a calendar quarter.

The per share exercise price of each option granted under this program shall equal the fair market value of a share of common stock on the date the option is granted. Each such Initial Award shall vest and become exercisable in substantially equal installments on each of the first three anniversaries of the vesting commencement date, subject to continuing in service on the board through each such vesting date; provided, that all stock options under the program shall vest in full upon the occurrence of a change in control. Each such Annual Award shall fully vest and become exercisable on the first anniversary of the vesting commencement date, subject to continuing in service on the board through each such vesting date; provided, that all stock options under the program shall vest in full upon the occurrence of a change in control.

The term of each such stock option shall be 10 years from the date the option is granted. Upon a non-employee director’s cessation of service on the board for any reason, his or her stock options granted under this program would, to the extent vested on the date of cessation of service, remain exercisable for 12 months following the cessation of his or her service on the board (or such longer period as the board may determine in its discretion on or after the date of such stock options).

On March 31, 2017, option awards exercisable into an aggregate 29,162 shares of common stock with a vesting commencement date of June 28, 2016 will be granted under the Amended 2013 Plan to the non-employee members of our board of directors related to the grant of Annual Awards for the June 2016 annual meeting of our shareholders, in accordance with the Annual Awards amounts noted above in this “Director Compensation” section. The exercise price of these awards will be set equal to the closing price of our common stock on the date of grant.

The following table reflects all compensation awarded to, earned by or paid to the non-employee directors during 2016:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Restricted Stock Awards ($)(1)	Total ($)
Marsha A. Chandler	32,500	—	—	32,500
Bruce E. Gerhardt	31,250	—	—	31,250
David F. Hale	100,000	—	—	100,000
Bruce A. Huebner	30,000	—	—	30,000
Edward Neff	31,250	—	—	31,250
Ivor Royston, M.D.	38,750	—	—	38,750
M. Faye Wilson	53,750	—	—	53,750

(1)

The amounts in the “Option Awards ($)” and “Restricted Stock Awards ($)” columns reflect the grant date fair values of stock option and restricted stock awards, or RSUs, respectively, granted during the year. These amounts are determined in accordance with the provisions of FASB ASC Topic 718, rather than an amount paid to or realized by the director.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Our audit committee has appointed Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2017.  Although not required by applicable law, or our charter or bylaws, as a matter of good corporate governance, we are asking our stockholders to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accountants.  Mayer Hoffman McCann P.C. has audited our financial statements since 2012.

We expect that representatives of Mayer Hoffman McCann P.C. will be present at the Annual Meeting, and will be available to respond to appropriate questions from stockholders.  Additionally, the representatives of Mayer Hoffman McCann P.C. will have an opportunity to make a statement if they so desire.

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Mayer Hoffman McCann P.C. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against the proposal.  Broker non-votes will be counted toward a quorum but not counted for any purpose in determining whether this proposal has been approved.

If our stockholders fail to ratify the appointment of Mayer Hoffman McCann P.C., our audit committee will reconsider whether to retain the firm.  Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE FOR THIS PROPOSAL

AUDIT AND ALL OTHER FEES

The following table presents the fees billed to us for professional services related to the years ended December 31, 2016 and 2015 by Mayer Hoffman McCann P.C. and its affiliate, CBIZ MHM, LLC:

	2016	2015
Audit Fees(1)	$214,236	$198,333
Audit-Related Fees	—	—
Tax Fees(2)	9,700	8,950
All Other Fees(3)	—	—
Total	$223,936	$207,283

(1)

Audit Fees consist of fees billed for professional services performed by Mayer Hoffman McCann P.C., including out-of-pocket expenses.  The amounts presented relate to the audit of our annual financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, review of our registration statements on Forms S-1, S-3 and S-8, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Tax Fees consist of fees billed for professional services relating to tax compliance, tax advice, and tax planning billed by Mayer Hoffman McCann P.C.’s affiliate, CBIZ MHM, LLC, including out-of-pocket expenses.  Mayer Hoffman McCann P.C. leases substantially all of its personnel, who work under the control of Mayer Hoffman McCann P.C. shareholders, from wholly-owned subsidiaries of CBIZ, Inc., including CBIZ MHM, LLC, in an alternative practice structure. Our audit committee approved 93% and 50% of 2016 and 2015 Tax Fees, respectively.

(3)	All Other Fees consist of fees for other permissible work not included within the above category descriptions.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Mayer Hoffman McCann P.C., and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee.  These services may include audit services, audit- related services, tax services and other services.  Our audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors.  Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

AUDIT COMMITTEE REPORT

The audit committee oversees our financial reporting process on behalf of Biocept, Inc.’s (the “Company” or “Company’s”) board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed and discussed with Mayer Hoffman McCann P.C., which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Auditing Standard No. 16, “Communication with Audit Committees” (which superseded Statement on Auditing Standards No. 61 for fiscal years beginning after December 15, 2012) of the Public Company Accounting Oversight Board.  In addition, the audit committee has discussed with Mayer Hoffman McCann P.C., its independence from management and the Company, has received from Mayer Hoffman McCann P.C. the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 (Independence Discussions with Audit Committees), and has considered the compatibility of non-audit services with the auditors’ independence.

We have met with Mayer Hoffman McCann P.C. to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.  Mayer Hoffman McCann P.C., as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting.  Our meetings with Mayer Hoffman McCann P.C. were held with and without management present.  Members of the audit committee are not employed by the Company, nor does the audit committee provide any expert assurance or professional certification regarding the Company’s financial statements.  We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  We and the Company’s board of directors also recommended, subject to stockholder approval, the ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

AUDIT COMMITTEE

M. Faye Wilson, Chair

Bruce E. Gerhardt

Edward Neff

PROPOSAL 3: APPROVAL OF AMENDMENTS TO OUR AMENDED

AND RESTATED 2013 EQUITY INCENTIVE PLAN

Our 2013 Equity Incentive Plan was originally adopted by the board of directors on July 31, 2013, and was approved by the stockholders on August 6, 2013. The 2013 Equity Incentive Plan was amended and restated by the board of directors on April 28, 2015, and the amendment and restatement was approved by the stockholders on June 16, 2015. The 2013 Equity Incentive Plan, as amended and restated, was further amended by the board of directors on July 25, 2016.  Throughout this proxy statement, we refer to the 2013 Equity Incentive Plan, as amended and restated by the Board in April 2015, and as approved by the stockholders in July 2015 and as further amended in July 2016, as the “2013 Plan”.

On September 27, 2016, our board of directors approved a reverse stock split (the “Reverse Split”) of our common stock at a ratio of 1:3, which was effected on September 29, 2016.  The Reverse Split had the effect of (i) decreasing the share reserve of the 2013 Plan from 1,500,000 shares to 500,000 shares; (ii) decreasing the number of shares that may be issued pursuant to the exercise of incentive stock options from 3,068,865 shares to 1,022,955 shares; (iii) decreasing the number of shares reserved for issuance pursuant to inducement awards from 1,000,000 to 333,333; (iv) decreasing the applicable per person awards limits under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for stock options and stock appreciation rights (“SARs”) from 2,000,000 shares to 666,666;  and (v) decreasing the applicable per person awards limits under Section 162(m) of the Code for other stock awards other than stock options and SARs from 1,000,000 to 333,333 shares.

On March 27, 2017, the board of directors approved further amending the 2013 Plan to (i) increase the aggregate number of shares authorized for issuance under the 2013 Plan by 2,500,000 shares, (ii) increase the number of shares that may be issued pursuant to the exercise of incentive stock options from 1,022,955 shares to 3,522,955 shares, (iii) for purposes of Section 162(m) of the Code, increase the applicable awards limits such that that no participant may be granted in any one calendar year (A) stock options or SARs pursuant to which, in the case of stock options, the aggregate number of shares of common stock that may be acquired thereunder, or, in the case of SARs, the aggregate number of shares of common stock covered thereby, exceeds 2,000,000 shares, or (B) any other types of awards covering in the aggregate over 2,000,000 shares of common stock, (iv) confirm existing performance criteria upon which performance goals may be based with respect to performance awards under the 2013 Plan, and (v) confirm existing means of adjustment when calculating the attainment of performance goals for performance awards granted under the 2013 Plan, in each case, contingent on stockholder approval of this Proposal 3. Throughout this proxy statement, we refer to the 2013 Plan, as amended by the Board on March 27, 2017, as the “Amended 2013 Plan.”

In this Proposal 3, the board of directors is requesting stockholder approval of the Amended 2013 Plan in order to:

•	Increase by 2,500,000 shares (from 1,022,955 shares to a total of 3,522,955 shares) the number of shares of our common stock authorized for issuance under the Amended 2013 Plan;
•	Increase the aggregated number of shares that may be issued pursuant to the exercise of incentive stock options by 2,500,000 shares (from 1,022,955 shares to a total of 3,522,955 shares);
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For purposes of Section 162(m) of the Code, increase the applicable awards limits such that that no participant may be granted in any one calendar year (i) stock options or SARs pursuant to which, in the case of stock options, the aggregate number of shares of common stock that may be acquired thereunder, or, in the case of SARs, the aggregate number of shares of common stock covered thereby, exceeds 2,000,000 shares, or (ii) any other types of awards covering in the aggregate over 2,000,000 shares of common stock; and

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For purposes of Section 162(m) of the Code, (i) confirm existing performance criteria upon which performance goals may be based with respect to performance awards under the Amended 2013 Plan, and (ii) confirm existing means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2013 Plan.

If this Proposal 3 is approved by the stockholders, the Amended 2013 Plan will become effective upon the date of the Annual Meeting. In the event the stockholders do not approve this Proposal 3, the Amended 2013 Plan will not become effective and the 2013 Plan will continue in its current form.

Why Are We Requesting Additional Shares Now?

We compete with many life sciences companies to attract and retain talented employees at all levels, and equity awards are a critical component of our compensation philosophy and our annual compensation structure. Having the ability to grant equity awards is essential for us to be able to attract, motivate and retain a talented workforce. If we exhaust our remaining share reserve, we will be unable to issue new equity awards to our new and existing employees, consultants, officers and directors, and this would seriously hamper our ability to provide a competitive pay package to current and prospective employees. Approval of the Amended 2013 Plan will allow us to continue to grant equity awards at levels the board of directors or compensation committee determines to be appropriate in order to attract new employees, consultants and directors, retain our existing employees, consultants and directors and to provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value. Therefore, we believe that approval of the Amended 2013 Plan is in the best interest of the stockholders and us.

While we recognize that equity awards may have a dilutive impact on existing stockholders, we believe that we have managed our existing equity reserves carefully, and that our current level of dilution and “burn rate” is reasonable, as demonstrated in the tables below. We believe that this share increase request is necessary to provide us with a sufficient number of shares to enable us to grant equity awards to our employees, directors and consultants for approximately two years, however we note that various circumstances could alter this estimate.

Why You Should Vote to Approve the Amended 2013 Plan

We Manage Our Equity Award Use Carefully and Dilution Is Reasonable

The following table provides certain additional information regarding our 2013 Plan.

As of March 22, 2017 (Record Date)
Total number of shares of common stock subject to outstanding stock options	868,573
Weighted-average exercise price of outstanding stock options	$8.82
Weighted-average remaining term of outstanding stock options (years)	8.3
Total number of shares of common stock subject to outstanding full value awards	174,249
Total number of shares of common stock available for non-inducement grants under the 2013 Plan	96,700
Total number of shares of common stock available for inducement grants under the 2013 Plan	175,284
Total number of shares of common stock outstanding	22,240,247
Per-share closing price of common stock as reported on NASDAQ Capital Market	$2.34

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2016.

Fiscal Year 2016
Total number of shares of common stock subject to stock options granted	290,399
Total number of shares of common stock subject to full value awards granted	165,829
Weighted-average number of shares of common stock outstanding	9,578,285
Burn Rate	4.8%

The Amended 2013 Plan Combines Compensation and Corporate Governance Best Practices

The Amended 2013 Plan includes provisions that are designed to protect the stockholders’ interests and to reflect corporate governance best practices including:

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•Repricing and cashout of underwater awards is not allowed without stockholder approval. The Amended 2013 Plan prohibits the repricing of outstanding stock options and stock appreciation rights (“SARs”) and the cancellation of any outstanding stock options or SARs that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards without prior stockholder approval.

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•Stockholder approval is required for additional shares for current employees. The Amended 2013 Plan does not contain an annual “evergreen” provision. The Amended 2013 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares to current employees, allowing the stockholders to have direct input on our equity compensation programs.

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•No liberal share counting or recycling. The Amended 2013 Plan prohibits the following shares to become available again for issuance under the Amended 2013 Plan: (i) shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award; (ii) shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award; and (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award.

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•No liberal change in control provisions. The definition of change in control in the Amended 2013 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

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•Minimum vesting requirement. The Amended 2013 Plan provides that, except with respect to inducement awards, options and SARs generally may not vest at a rate faster than one year following the grant date (subject to certain exceptions).

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•Awards subject to forfeiture/clawback. Awards granted under the Amended 2013 Plan will be subject to recoupment in accordance with the requirements of any law, government regulation or listing requirement as well as any clawback policy that we adopt pursuant to such laws, regulations or requirements.

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•Double-Trigger vesting acceleration; limited discretion to accelerate. The Amended 2013 Plan provides for automatic vesting acceleration of awards on a "double-trigger" basis, requiring the holder to be terminated without cause or resign for good reason in connection with a change in control transaction in order to receive acceleration. The board of directors or compensation committee's discretion to accelerate awards in connection with a change in control transaction is limited to a transaction where an award is not assumed, continued or substituted for in the transaction.

Continued Ability to Grant Performance-Based Awards

Approval of the Amended 2013 Plan by the stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options, SARs and performance-based stock and cash awards under the Amended 2013 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, SARs and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that the stockholders approve the Amended 2013 Plan, which includes terms and conditions regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the Amended 2013 Plan (as described in “Description of the Amended 2013 Plan” below).

We believe it is in the best interests of us and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

Description of the Amended 2013 Plan

The material features of the Amended 2013 Plan are summarized below, but the summary is qualified in its entirety by reference to the Amended 2013 Plan itself which is attached as Annex A to this proxy proposal.

Purpose

The purposes of the Amended 2013 Plan are: (i) to enable us to attract and retain the types of qualified employees, officers, directors, consultants and other service providers who will contribute to our long range success; (ii) to align the interests of employees, officers, directors, consultants and other service providers with those of the stockholders; (iii) to promote the success of our business; and (iv) with respect to inducement awards, provide an inducement material for certain individuals to enter into employment with us within the meaning of NASDAQ Listing Rule 5635(c)(4).

Types of Awards

The Amended 2013 Plan authorizes the grant of the following types of awards: stock options, SARs, restricted stock, restricted stock unit awards (“RSUs”), and performance compensation awards. Awards may be granted to employees, officers, non-employee board members, consultants and other service providers of us and our affiliates. However, incentive stock options (“ISOs”) may be granted only to employees, including officers.

Inducement awards that may be granted under the Amended 2013 Plan may include: (i) non-qualified stock options (“NSOs”), (ii) SARs, and (iii) Restricted Awards. Inducement awards may only be granted to individuals who satisfy the standards for inducement grants under NASDAQ Listing Rule 5635(c)(4) and the related guidance under NASDAQ IM 5635-1.

Shares Available for Awards

Under the Amended 2013 Plan, if this Proposal 3 is approved by the stockholders, subject to certain changes in our capitalization, the aggregate number of shares of common stock that may be issued pursuant to awards from and after May 2, 2017 (the date of stockholder approval of the Amended 2013 Plan), will not exceed 3,522,955 shares (the “Share Reserve”), which is the sum of (1) 2,500,000 new shares, plus (2) the 1,022,955 shares currently reserved for issuance under the 2013 Plan or the Biocept, Inc. 2007 Equity Incentive Plan (the “2007 Plan”), which were previously approved by the board of directors and stockholders, plus (3) any shares underlying outstanding awards that were granted under the Amended 2013 Plan or 2007 Plan that become available for issuance again from time to time under the Amended 2013 Plan because the awards are forfeited, terminated or expire, as further described below, plus (4) 333,333 shares that may be issued solely pursuant to inducement awards.

The number of shares of our common stock issued or reserved pursuant to the Amended 2013 Plan, or pursuant to outstanding awards, is subject to adjustment as a result of mergers, consolidations, reorganizations, stock splits, reverse stock splits, stock dividends and other changes in our common stock.

Shares subject to awards (including awards granted under the 2007 Plan that were outstanding as of June 16, 2015) that have been cancelled, expired unexercised, or are forfeited do not count as shares issued and therefore will again to that extent become available for issuance under the Amended 2013 Plan. However, shares in the following categories may not again be made available for issuance under the Amended 2013 Plan: (i) shares of common stock used to pay the exercise or purchase price of an award, including as a result of the net exercise of outstanding stock options, (ii) shares of common stock used to pay withholding taxes related to awards, (c) shares of common stock covered by a stock-settled SAR that were not issued upon settlement of the SAR or (iv) shares of common stock repurchased by us on the open market with the proceeds of the exercise or purchase price of an award.

Eligibility

All of our (including our affiliates’) approximately 79 employees, seven non-employee directors and 10 consultants as of March 22, 2017 are eligible to participate in the Amended 2013 Plan and may receive all types of awards other than ISOs. ISOs may be granted under the Amended 2013 Plan only to our employees (including officers) and employees of our affiliates.

The only persons eligible to receive grants of inducement awards under the Amended 2013 Plan are individuals who satisfy the standards for inducement grants under NASDAQ Listing Rule 5635(c)(4) and the related guidance under NASDAQ IM 5635-1. A person who previously served as an employee or director will not be eligible to receive inducement awards under the Amended 2013 Plan, other than following a bona fide period of non-employment.

We refer to eligible individuals who receive awards under the Amended 2013 Plan as “participants.”

Administration

The Amended 2013 Plan will be administered by our compensation committee. The compensation committee has the discretion to determine the individuals to whom awards may be granted under the Amended 2013 Plan, the number of shares of our common stock subject to each award, the type of award, the manner in which such awards will vest and the other conditions applicable to awards. The compensation committee is authorized to interpret the Amended 2013 Plan, to establish, amend and rescind any rules and regulations relating to the Amended 2013 Plan and to make any other determinations that it deems necessary or desirable for the administration of the Amended 2013 Plan. All decisions, determinations and interpretations by the compensation committee, and any rules and regulations under the Amended 2013 Plan and the terms and conditions of or operation of any award, are final and binding on all participants.

Notwithstanding the foregoing, the board of directors also has authority to take action expressly or implicitly in the capacity of the administrator of the Amended 2013 Plan, and the board of directors also may delegate, to the extent allowed under Delaware law and subject to NASDAQ Listing Rule 5635(c)(4) and the related guidance under NASDAQ IM 5635-1with regard to inducement awards, its authority to one or more members of the board of directors with respect to awards that do not involve covered employees within the meaning of Section 162(m) of the Code or “insiders” within the meaning of Section 16 of the Exchange Act.

The compensation committee, the board of directors and any authorized member of the board of directors authorized to administer the Amended 2013Plan is considered to be the “Plan Administrator” for purposes of this Proposal 3.

Section 162(m) Limits

The Amended 2013 Plan provides that no participant may be granted in any one calendar year (i) stock options or SARs pursuant to which, in the case of stock options, the aggregate number of shares of common stock that may be acquired thereunder, or, in the case of SARs, the aggregate number of shares of common stock covered thereby, exceeds 2,000,000 shares, or (ii) any other types of awards covering in the aggregate over 2,000,000 shares of common stock. Also, the maximum number of shares of common stock subject to performance compensation awards, other than stock options and SARs, payable to any one participant under the Amended 2013 Plan in any one performance period is 2,000,000 shares of common stock or, in the event such performance compensation award is paid in cash, the equivalent cash value thereof on the first or last day of the performance period to which such award relates, as determined by the compensation committee (or other authorized committee). The maximum amount that can be paid in any calendar year to any participant pursuant to a performance compensation award designated in cash under the Amended 2013 Plan is $2,000,000. These limits are designed to allow us to grant awards that are intended to be exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

In seeking stockholder approval of the Amended 2013 Plan, the board of directors is also seeking stockholder approval of the above limits under Section 162(m) of the Code, as well as confirming the existing performance criteria upon which performance goals may be based with respect to performance awards under the Amended 2013 Plan, and confirming the existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2013 Plan.

Inducement Awards

On July 25, 2016, the board of directors approved an amendment to the 2013 Plan to reserve 1,000,000 pre-Reverse Split shares of our common stock to be used exclusively for the grant of inducement awards in compliance with NASDAQ Listing Rule 5635(c)(4).  This share reserve number was automatically decreased to 333,333 upon the effectiveness of the Reverse Split.  Under the Amended 2013 Plan, an inducement award may be granted only to an employee who has not previously been an employee or a director of us or an affiliate, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with us within the meaning of NASDAQ Listing Rule 5635(c)(4). In addition, all such inducement awards must be granted by a committee consisting of the majority of our independent directors or our independent compensation committee, in either case in accordance with NASDAQ Listing Rule 5635(c)(4).

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Amended 2013 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or SAR by reducing the exercise or strike price of the stock option or SAR or to cancel any outstanding stock option or SAR that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of the stockholders. Such approval must be obtained within 12 months prior to such repricing or cancellation and re-grant event.

Minimum Vesting Requirements

Under the Amended 2013 Plan, except with respect to inducement awards and subject to the provisions of the Amended 2013 Plan relating to treatment of stock awards in connection with a change in control, no stock option or SAR (including a stock option or SAR that that is a performance compensation award or otherwise vests based on performance goals) will vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the Share Reserve (excluding inducement shares) may be subject to stock options or SARs which do not meet such vesting (and, if applicable, exercisability) requirements.

Stock Options

Stock options may be granted under the Amended 2013 Plan pursuant to stock option award agreements. The Amended 2013 Plan permits the grant of stock options that are intended to qualify as ISOs and NSOs.

The exercise price of a stock option granted under the Amended 2013 Plan may generally not be less than 100% of the fair market value of our common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2013 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option award agreement or in an employment agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 3 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option award agreement or employment agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death, the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination. Except as explicitly provided otherwise in a participant’s stock option award agreement or employment agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2013 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. A participant’s stock option award agreement may provide that the term of a stock option shall be extended if the exercise of the stock option following the participant’s termination of continuous service for any reason would violate the registration requirements under the Securities Act or any other state or federal securities law or rules of any securities exchange or interdealer quotation system. In no event, however, may a stock option be exercised after its original expiration date.

A participant may exercise a stock option by written notice and payment of the exercise price in cash or by check, or in the discretion of the Plan Administrator, in the form of an irrevocable commitment by a broker to pay over the net proceeds from a sale of the shares issuable under an option, the delivery of previously owned shares and/or withholding of shares deliverable upon exercise, net-exercise, or any combination of these methods, or in any other form of legal consideration that may be acceptable to the Plan Administrator.

Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), stock options granted under the Amended 2013 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2013 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2013 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2013 Plan other than by will or the laws of descent and distribution. However, ISOs can be transferred pursuant to a qualified domestic relations order and, subject to approval by the Plan Administrator, NSOs can be transferred without consideration to certain family members and other permitted transferees not prohibited by applicable tax and securities laws.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	•the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	•the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2013 Plan is 3,522,955 shares. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the Amended 2013 Plan is the number of shares subject to the Amended 2013 Plan’s Share Reserve not including the inducement grant pool.

Stock Appreciation Rights

SARs may be granted under the Amended 2013 Plan pursuant to SAR award agreements. Each SAR is denominated in common stock share equivalents. The strike price of each SAR will be determined by the Plan Administrator, but will in generally not be less than 100% of the fair market value of the common stock subject to the SAR on the date of grant. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), the Plan Administrator may also impose restrictions or conditions upon the vesting of SARs that it deems appropriate. The appreciation distribution payable upon exercise of a SAR may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator. Generally, the treatment of a SAR upon termination of a participant's continuous service and restrictions on transfer of a SAR will be determined by the Plan Administrator and set forth in the SAR award agreement.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2013 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, the participant’s past services performed for us or any of our affiliates, or future services to be performed for us or any of our affiliates, subject to applicable law and if permitted by the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator, which may include performance-based conditions. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Subject to the terms of the restricted stock award agreement, dividends paid on restricted stock generally will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Generally, the treatment of a restricted stock award upon termination of a participant's continuous service will be determined by the Plan Administrator and set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

RSU awards may be granted under the Amended 2013 Plan pursuant to RSU award agreements. A RSU may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the RSU award agreement. RSUs may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator, which may include performance-based conditions. Subject to the terms of the RSU award agreement, dividend equivalents generally may be credited in respect of shares of our common stock covered by a RSU, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying RSU. The treatment of a RSU upon termination of a participant's continuous service will be determined by the Plan Administrator and set forth in the RSU award agreement.

Performance Compensation Awards

The Amended 2013 Plan allows us to grant performance compensation awards, which are awards denominated in shares of our common stock, cash or a combination thereof, which are earned during a specified performance period subject to the attainment of performance criteria. Performance compensation awards may be structured to qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. The Amended 2013 Plan provides for maximum amounts that may granted to any participant in a calendar year attributable to performance compensation awards (see “Section 162(m) Limitations” above).

Vesting of performance compensation awards may be subject to a requirement of continuous service and/or the satisfaction of one or more performance goals. The performance goals may vary from participant to participant, group to group, and period to period. Performance goals may be weighted for different factors and measures. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator, except that to the extent the performance compensation award is intended to be “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator shall be our compensation committee or another committee that consists solely of two or more non-employee directors who are “outside directors” under the requirements of Section 162(m) of the Code.

In granting a performance stock or cash award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our compensation committee (or other qualified committee) will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our compensation committee (or other qualified committee) will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2013 Plan and described below. As soon as administratively practicable following the end of the performance period, our compensation committee (or other qualified committee) will certify in writing whether the performance goals have been satisfied.

Performance goals under the Amended 2013 Plan will be based on any one or more of the following performance criteria: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, stock price growth measures and total stockholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; (v) regulatory milestones; (w) scientific milestones; (x) customer acquisition; (y) completion of partnering agreement; (z) workforce retention; (aa) completion of acquisitions or business expansion; and (bb) individual business objectives.

Performance goals may be based on a Biocept, Inc. or affiliate-wide basis, with respect to one or more business units, divisions, or our operational units or an affiliate or any combination thereof, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our compensation committee or other authorized committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator) is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period based on the following events (provided, however, that to the extent that an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustment may be made only as permitted under Section 162(m) of the Code): (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in our fiscal year.

Transferability

Awards granted under the Amended 2013 Plan generally may not be transferred in any manner other than by will or by the laws of descent and distribution and awards generally may not be transferred if the participant is to receive consideration in connection with the transfer. Stock options may be transferred in the limited circumstances described above under the section entitled “Stock Options.”

Clawback Policy

The Amended 2013 Plan provides that rights, payments and benefits with respect to an award granted under the Amended 2013 Plan will be subject to reduction, cancellation forfeiture or recoupment in recovery under any law, government regulation or listing requirement as well as any clawback policy that we adopt pursuant to such laws, regulations or requirements.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2013 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any participant pursuant to the individual Section 162(m) limitations; (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards; and (v) the class(es) and maximum number of securities that may be issued pursuant to inducement awards.

Change in Control

In the event of a change in control of us (as defined in the Amended 2013 Plan and described below) in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the Amended 2013 Plan or substitute similar stock awards for such outstanding awards, then the Plan Administrator may, in its discretion and upon at least 10 days’ advance notice to the affected persons, accelerate the vesting (and exercisability, as applicable) of outstanding awards under the Amended 2013 Plan in full or in part to a date prior to the effective time of the change in control transaction and, to the extent not exercised (if applicable) at or prior to the effective time of the transaction, cancel all outstanding awards upon or immediately before the change in control and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards (including, at the Plan Administrator's discretion, any unvested portion of the award) based upon the value per share of common stock received or to be received or deemed received by our other stockholders in the transaction. In the case of any stock option or SAR with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Plan Administrator may cancel the option or SAR without the payment of consideration therefor.

In addition, in the event of a participant’s termination of continuous service without cause or resignation for good reason during the 10 day period before a change in control or during the 12 month period following a change in control, all stock options and SARs under the Amended 2013 Plan will become immediately exercisable with respect to 100% of the shares subject to such stock options or SARs, and/or the restricted period will expire immediately with respect to 100% of the shares of restricted stock or RSUs as of the date of the participant’s termination or resignation.

With respect to performance compensation awards, in the event of a change in control, all incomplete performance periods in respect of such award in effect on the date the change in control occurs will end on the date of such change in control and the Plan Administrator will (i) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable participant partial or full awards with respect to performance goals for each such performance period based upon the Plan Administrator’s determination of the degree of attainment of performance goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Plan Administrator.

For purposes of the Amended 2013 Plan, a change in control generally will be deemed to occur in the event: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of a merger or consolidation) of all or substantially all of the properties or our assets and our subsidiaries, to any person or group that is not one of our subsidiaries; (ii) the "incumbent directors" (as described below) cease to constitute at least a majority of the board of directors; (iii) a person, entity or group acquires beneficial ownership of 50% or more of either our then outstanding shares of common stock or of the combined voting power of our then outstanding securities; (iv) there is a consummated reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving us that requires our stockholder approval. Certain acquisitions and other transactions are exempted from the definition of a change in control, as further described in the Amended 2013 Plan, including a transaction where (a) immediately after such transaction more than 50% of the total voting power of the resulting entity is represented by the combined voting power of our outstanding voting securities immediately before the transaction in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, (b) no person or group or any employee benefit plan sponsored or maintained by the surviving entity is the beneficial owner of 50% or more of the total voting power of the parent company of the surviving entity in the transaction and (c) at least a majority of the members of the board of directors of the parent company of the surviving entity were members of our board of directors at the time of approval of the initial agreement providing for such transaction. "Incumbent directors" for purposes of the definition of “change in control” means the individuals who are on the board of directors as of the original effective date of the 2013 Plan (July 31, 2013) or individuals whose nomination or election was approved by a vote of at least two-thirds of the incumbent directors then still on the board of directors.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the Amended 2013 Plan at any time. However, except as otherwise provided in the Amended 2013 Plan or an award agreement, no amendment or termination of the Amended 2013 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended 2013 Plan as required by applicable law and listing requirements. No ISOs may be granted under the Amended 2013 Plan after March 27, 2027.

U.S. Federal Income Tax Consequences Associated with the Amended 2013 Plan

The following is a general summary of the principal United States federal income taxation consequences to participants and us under current law with respect to participation in the Amended 2013 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside or the rules applicable to deferred compensation under Section 409A of the Code. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Non-Statutory Stock Options. Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise of an NSO the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date each such stock option is exercised over the stock option exercise price. The participant’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the participant exercises such stock option. Any subsequent gain or loss will be generally taxable as capital gains or losses. Subject to certain restrictions and limitations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options. Generally, a participant is not subject to ordinary income tax upon the grant or exercise of an ISO, although the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of the ISO generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the ISO is exercised. If a participant holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the ISO, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the ISO, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

Upon a disqualifying disposition of shares in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to those shares. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on an exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the participant, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the participant includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

An ISO exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a NSO, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the participant's ordinary income, if any.

SARs. In general, the tax treatment of a SAR is similar to that of a NSO.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient for the shares. If a share is not vested when it is received, the participant generally will not recognize income until the share becomes vested, at which time the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the share on the date it becomes vested over any amount paid by the participant in exchange for the share. A participant may file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the participant receives the award, equal to the excess, if any, of the fair market value of the share on the date the award is granted over any amount paid by the participant for the share. The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any ordinary income recognized either when the share is received or when the share becomes vested.

Subject to the satisfaction of certain reporting requirements and other conditions as described above, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

RSU Awards. Generally, a participant who receives a RSU structured to either comply with or be exempt from the requirements of Section 409A of the Code will recognize ordinary income at the time the shares of our common stock are delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the participant in exchange for the shares of our common stock. The participant’s basis in the shares will be the amount paid plus any ordinary income recognized when the shares are delivered. Subject to the satisfaction of certain reporting requirements and other conditions as described above, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Dividend Equivalents. A participant who receives a dividend equivalent with respect to an award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income. Subject to the satisfaction of certain reporting requirements and other conditions as described above, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Performance Compensation Awards. A participant who has been granted a performance compensation award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common stock, the participant generally will recognize ordinary income. Subject to the satisfaction of certain reporting requirements and other conditions as described above, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Impact of Section 409A of the Code. The Amended 2013 Plan provides for the grant of various types of awards which may not be exempt from Section 409A of the Code. If an award is subject to Section 409A of the Code, and if the requirements of Section 409A of the Code are not met, the taxable events as described above could apply earlier than described and also could result in the imposition of additional taxes and penalties.

New Plan Benefits

Amended 2013 Plan
Name and position	Number of shares
Michael W. Nall President and Chief Executive Officer	(1)
All other current executive officers as a group (4 people)	(1)
All current directors who are not executive officers as a group (7 people)	(2)
All employees, including all current officers who are not executive officers, as a group (74 people)	(1)
All consultants as a group (10 people)	(1)

(1)

Awards granted under the Amended 2013 Plan to our executive officers and other employees, as well as consultants, are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2013 Plan, and we have not granted any awards under the Amended 2013 Plan subject to stockholder approval of this Proposal 3. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees, as well as consultants, under the Amended 2013 Plan are not determinable.

(2)

Awards granted under the Amended 2013 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2013 Plan. However, our cash and equity compensation policies for non-employee members of the board of directors establishes the number of shares subject to initial and annual stock option awards that automatically will be granted to our non-employee directors, which grants will be made under the Amended 2013 Plan if this Proposal 3 is approved by the stockholders. Pursuant to such policy, if this Proposal 3 is approved by the stockholders, on the date of the Annual Meeting, each of our current non-employee directors who is to continue as a non-employee director (and who has been serving on the board of directors for at least 6 months as of the date the Annual Meeting) will be granted an annual stock option award under the Amended 2013 Plan consisting of an option to purchase 15,000 shares of our common stock or 30,000 shares for each non-employee director who is initially elected or appointed to the board.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Amended 2013 Plan. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE FOR THIS PROPOSAL

EXECUTIVE OFFICERS

Our executive officers, and their respective ages and positions with us as of March 22, 2017, are as follows:

Name	Age	Position
Michael W. Nall	54	President, Chief Executive Officer and Director
Lyle J. Arnold, Ph.D.	70	Senior Vice-President of Research & Development, Chief Scientific Officer
Timothy C. Kennedy	59	Chief Financial Officer, Senior Vice-President of Operations
Veena Singh, M.D.	42	Senior Vice-President and Senior Medical Director
Michael Terry	62	Senior Vice-President, Commercial Operations

Mr. Nall’s biography can be found under the heading “Proposal 1—Election of Directors.”

Lyle J. Arnold, Ph. D. joined us as Senior Vice-President of Research & Development and Chief Scientific Officer in 2011. Before then, he consulted for us from May 2010 to April 2011. He is a biotechnology executive, entrepreneur, and developer of innovative technologies covering therapeutics, molecular diagnostics, and genomics. Dr. Arnold also serves as President of Aegea Biotechnologies, Inc., which he founded in 2010 to acquire, develop, and commercialize next generation nucleic acid technologies. Previously he was Vice President, Research at Gen-Probe Incorporated from September 2003 to October 2009. During the time between departing from Gen-Probe and joining us, Dr. Arnold worked as a consultant for various entities through Lyle Arnold Consulting LLC, and started Aegea Biotechnologies in February 2010. He has also held senior scientific and management positions at Molecular Biosystems (co-founder), Genta, Synteni, Incyte Genomics, and Oasis Biosciences (co-founder), where he was President and Chief Scientific Officer from October 2001 to September 2003. In addition, Dr. Arnold was a faculty member of the UCSD School of Medicine and a member of the UCSD Cancer Center. Dr. Arnold is an inventor or co-inventor on 39 issued U.S. patents and more than 140 issued and pending patents worldwide. He is the principal inventor of the chemiluminescent Hybridization Protection Assay (HPA) and associated technologies, core to Gen-Probe assays that have generated more than $5 billion in product revenue. In addition, he has authored more than 50 scientific publications. Dr. Arnold serves on the board of directors of Asuragen, a rapidly emerging biotechnology company in Austin, Texas, as well as on the board of Aegea. Dr. Arnold received a B.S. in Chemistry from the University of California at Los Angeles and a Ph.D. in Chemistry/Biochemistry from the University of California at San Diego.

Timothy C. Kennedy joined us as Chief Financial Officer and Senior Vice-President of Operations in July 2016. Mr. Kennedy has over 30 years of executive, financial, and operational leadership experience, with over 25 years in the clinical diagnostics industry. Mr. Kennedy previously served as Chief Financial Officer of Millennium Health, a privately held leading urine drug testing and pharmacogenetics laboratory company, from 2013 to July 2016. Prior to joining Millennium Health, Mr. Kennedy was Chief Financial Officer and General Manager of PLUS Diagnostics, a urology, gastroenterology and oncology lab from 2008 through 2012. Prior to Plus Diagnostics, Mr. Kennedy held an ownership position in Diagnostic Imaging Management, a multi-site imaging company from 1997 to 2008, expanding from 12 to 33 free-standing centers across the United States. From 1988 to 1997, Mr. Kennedy held a number of management positions with National Health Laboratories, where he served as the Head of Finance, completing over 50 acquisitions and the merger with Roche Biomedical Labs to form LabCorp in 1995. Mr. Kennedy serves on the board of directors of MyCircle Health, a data services company that helps patients with chronic health conditions measure, evaluate, control and communicate daily test results to their healthcare providers and physicians. Mr. Kennedy holds a bachelor’s degree in Business - Accounting/Information Technology from Keane University.

Veena Singh, M.D. joined us as Senior Vice-President and Senior Medical Director in December 2014. Prior to joining Biocept, she was the Medical Director at bioTheranostics, Inc. since July 2009. Dr. Singh brings experience in oncology molecular diagnostics, assay development and validation with expertise in CLIA regulations and is board certified in Anatomic and Clinical Pathology as well as in Molecular Pathology. Dr. Singh completed her Anatomic and Clinical pathology residency at the University of California, San Diego and her Molecular Pathology fellowship at Cedars-Sinai Medical Center in Los Angeles.  Dr. Singh obtained her medical degree from the University of Transkei, South Africa.

Michael Terry joined us as Senior Vice-President, Commercial Operations in February 2017, after previously serving as Executive Vice-President, Commercial Operations and Corporate Development at Trovagene, Inc., a publicly traded molecular diagnostics company focused on liquid biopsy. Previously, he served as Executive Vice-President of Sequenom, Inc., where he managed global commercial operations of this molecular diagnostic company. Mr. Terry has extensive international business experience including having served as Executive Vice-President of European Operations for Lumenis Ltd. He served at GE Healthcare's Marquette Medical division, where he held key executive positions in sales management, commercial operations and eBusiness, and was certified in Six Sigma. Prior to GE, Mr. Terry served as Vice President of Global Sales for Aspect Medical Systems Inc., which was acquired in 2009 by Covidien (now Medtronic). Additionally, he served as CEO of Ligand Dx, a startup in the neonatal diagnostic field. Mr. Terry earned a BS in Economics and Business from the University of Wisconsin – Madison.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 22, 2017 by:

•	each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors and director nominees; and
•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.  In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 21, 2017, which is 60 days after March 22, 2017.  These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

On September 29, 2016, we effected a one-for-three reverse stock split of all common shares outstanding as approved by our stockholders and board of directors on September 27, 2016. All per share amounts and share numbers have been adjusted for this reverse stock split.

Except as otherwise noted below, the address for persons listed in the table is c/o Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Ally Bridge LB Healthcare Master Fund Limited(1)	1,681,000	7.0%
Claire K.T. Reiss(2)	1,463,636	6.5%
Sabby Healthcare Master Fund, Ltd., Sabby Volatility Master Fund, Ltd., Sabby Management, LLC, and Hal Mintz (3)	1,328,220	6.0%
Named Executive Officers and Directors:
David F. Hale(4)	345,386	1.5%
Marsha A. Chandler(5)	30,361	*	%
Bruce E. Gerhardt(6)	145,033	*	%
Bruce A. Huebner(7)	65,079	*	%
Michael W. Nall(8)	183,526	*	%
Edward Neff(9)	620,222	2.8%
Ivor Royston, M.D.(10)	35,166	*	%
M. Faye Wilson(11)	63,115	*	%
Lyle J. Arnold, Ph. D.(12)	138,542	*	%
Veena Singh, M.D.(13)	58,888	*	%
All Executive Officers and Directors as a group (12 persons)(14)	1,777,327	7.7%

*	denotes less than 1%.

(1)

Includes 1,681,000 shares of common stock issuable upon exercise of warrants held by Ally Bridge LB Healthcare Master Fund Limited and exercisable until October 2021 at a price of $1.10 per share, pursuant to the price set in our October 2016 public offering and according to a Schedule 13D filed with the SEC on January 27, 2017 by (i) Ally Bridge LB Healthcare Master Fund Limited, a limited company incorporated under the laws of the Cayman Islands, (ii) Ally Bridge LB Management Limited, a limited company incorporated under the laws of the Cayman Islands, (iii) Mr. Fan Yu, a director and executive officer of Ally Bridge LB Healthcare Master Fund Limited and Ally Bridge LB Management Limited and (iv) Mr. Bin Li, a director and executive officer of Ally Bridge LB Healthcare Master Fund Limited and Ally Bridge LB Management Limited (Ally Bridge LB Healthcare Master Fund Limited, Ally Bridge LB Management Limited, Mr. Yu and Mr. Li collectively being referred to as the “Reporting Persons”). The address of the principal business and principal office of each of the Reporting Persons is Unit 1602, 16/F, Wheelock House, 20 Pedder Street, Central, Hong Kong. Ally Bridge LB Management Limited owns the sole voting share in Ally Bridge LB Healthcare Master Fund Limited. Mr. Fan Yu and Mr. Bin Li are the shareholders and directors of Ally Bridge LB Management Limited. Ally Bridge LB Management Limited, by virtue of it being the holder of sole voting share of Ally Bridge LB Healthcare Master Fund Limited, and each of Mr. Yu and Mr. Li, by virtue of being a shareholder and director of Ally Bridge LB Management Limited, may be deemed to have voting control and investment discretion over the securities held by Ally Bridge LB Healthcare Master Fund Limited. Each of Ally Bridge LB Management Limited, Mr. Yu and Mr. Li disclaims beneficial ownership of such securities and the filed Schedule 13D shall not be deemed an admission that any of them is the beneficial owner of, or has any pecuniary interest in, such securities for any purposes. In addition, pursuant to Section 13(d)(3) of the Exchange Act, the Reporting Persons, the other sponsors and certain of their respective affiliates may, on the basis of the facts described elsewhere in the filed Schedule 13D, be considered to be a “group”. Ally Bridge LB Healthcare Master Fund Limited has the power to vote or direct the vote and to dispose or direct the disposition of the warrants to purchase 1,681,000 shares of common stock. Ally Bridge LB Management Limited may, by virtue of its or their ownership interest in Ally Bridge LB Healthcare Master Fund Limited, and each of Mr. Yu and Mr. Li, as a shareholder and director of Ally Bridge LB Management Limited, may be deemed to share with Ally Bridge LB Healthcare Master Fund Limited the power to vote or to direct the vote and to dispose or to direct the disposition of the warrants to purchase 1,681,000 shares of common stock. Each of Ally Bridge LB Management Limited, Mr. Yu and Mr. Li disclaims such power to vote or direct the vote or power to dispose or direct the disposition of the warrants to purchase 1,681,000 shares of common stock for all other purposes.

(2)

Includes outstanding shares held by various family trusts and Reisung Enterprises, Inc., a private corporation controlled by Mrs. Reiss. The calculation of the percentage of shares beneficially owned also includes 41,749 shares for which common stock warrants held by various family trusts and Reisung Enterprises, Inc., a corporation controlled by Mrs. Reiss, are exercisable at a price of $30.00 per share, the price of our common stock sold in our initial public offering. The calculation of the percentage of shares beneficially owned also includes 143,330 shares and 227,272 shares for which common stock warrants held by a family trust are exercisable at per share prices of $3.90 and $1.10, respectively, according to the prices set in our May 2016 and October 2016 public offerings. The address of Mrs. Reiss is 9675 La Jolla Farms Road, La Jolla, California 92037.

(3)

Includes 1,328,220 shares of common stock according to a Schedule 13G/A filed with the SEC on January 11, 2017, whereby (i) Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Master Fund, Ltd. beneficially own 844,192 and 484,028 shares of our common stock, respectively, and (ii) Sabby Management, LLC and Hal Mintz each beneficially own 873,220 shares of our common stock. Sabby Management, LLC and Hal Mintz do not directly own any shares of our common stock, but each indirectly owns 873,220 shares of our common stock. Sabby Management, LLC, a Delaware limited liability company, indirectly owns 873,220 shares of our common stock because Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., Cayman Islands companies. Mr. Mintz indirectly owns 873,220 shares of our common stock in his capacity as manager of Sabby Management, LLC. The address of both Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9007, Cayman Islands. The address of Sabby Management, LLC is 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458. The address of Mr. Mintz is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.

(4)

Includes 53,534 shares of common stock underlying stock options. Includes shares held by Mr. Hale’s individual retirement account, shares held by Hale BioPharma Ventures LLC, which is controlled by Mr. Hale, and shares held by the Hale Family Trust, which is controlled by Mr. Hale as co-trustee. The calculation of the percentage of shares beneficially owned also includes 7,391 shares, 13,333 shares, and 90,909 shares for which common stock warrants held by Hale BioPharma Ventures LLC are exercisable at per share prices of $30.00, $4.68, and $1.10, respectively, according to prices set in our initial, February 2015, and October 2016 public offerings. The calculation of the percentage of shares beneficially owned also includes 11,666 shares for which common stock warrants held by Mr. Hale’s individual retirement account are exercisable at a price of $3.90 per share, according to the price set in our May 2016 public offering.

(5)

Includes 17,412 shares of common stock underlying stock options. The number of shares beneficially owned also includes outstanding shares held by a family trust affiliated with Dr. Chandler. The calculation of the percentage of shares beneficially owned includes 833 shares, 666 shares, and 4,545 shares for which common stock warrants held by Dr. Chandler are exercisable at per share prices of $30.00, $4.68 and $1.10, respectively, according to prices set in our initial, February 2015, and October 2016 public offerings.

(6)

Includes 12,705 shares of common stock underlying stock options. The calculation of the percentage of shares beneficially owned also includes 166 shares, 6,666 shares, 5,833 shares, and 50,000 shares for which common stock warrants held by Mr. Gerhardt are exercisable at per share prices of $30.00, $4.68, $3.90, and $1.10, respectively, according to prices set in our initial, February 2015, May 2016, and October 2016 public offerings.

(7)

Includes 17,079 shares of common stock underlying stock options. The calculation of the percentage of shares beneficially owned also includes 4,000 shares and 20,000 shares for which common stock warrants held by Mr. Huebner are exercisable at per share prices of $4.68 and $1.10, respectively, according to the prices set in our February 2015 and October 2016 public offerings.

(8)

Includes outstanding shares held by a family trust. Includes 93,588 shares which Mr. Nall has the right to acquire from us within 60 days of May 4, 2016 pursuant to the exercise of stock options, 2,083 of which will be unvested but exercisable as of May 21, 2017. The calculation of the percentage of shares beneficially owned also includes 4,000 shares for which common stock warrants held by Mr. Nall are exercisable at a price of $4.68 per share, according to the price set in our February 2015 public offering. The calculation of the percentage of shares beneficially owned also includes 36,363 shares for which common stock warrants held by a family trust are exercisable at a price of $1.10 per share, according to the price set in our October 2016 public offering.

(9)

Includes 11,832 shares of common stock underlying stock options. The number of shares currently beneficially owned includes outstanding shares held by Systems, Machines, Automation Components Corporation, which is controlled by Mr. Neff. The calculation of the percentage of shares beneficially owned also includes 17,079 shares, 13,333 shares, and 227,272 shares for which common stock warrants held by Systems, Machines, Automation Components Corporation are exercisable at per share prices of $30.00, $4.68, and $1.10, respectively, according to prices set in our initial, February 2015, and October 2016 public offerings. The calculation of the percentage of shares beneficially owned also includes 23,333 shares for which common stock warrants held by Mr. Neff are exercisable at a price of $3.90 per share, according to the price set in our May 2016 public offering.

(10)

Includes 13,872 shares of common stock underlying stock options. Includes shares owned by Dr. Royston’s individual retirement account, a family trust and an individual trust account. The calculation of the percentage of shares beneficially owned also includes 4,000 shares for which common stock warrants held by Dr. Royston’s individual retirement account are exercisable at a price of $4.68 per share according to the price set in our February 2015 public offering.

(11)

Includes 22,039 shares of common stock underlying stock options. Includes shares held by Ms. Wilson’s individual retirement account as well as Wilson Boyles & Co., LLC, a company controlled by Ms. Wilson. The calculation of the percentage of shares beneficially owned also includes 416 shares, 1,333 shares, and 16,636 shares for which common stock warrants held by Ms. Wilson are exercisable at per share prices of $30.00, $4.68, and $1.10, respectively, according to prices set in our initial, February 2015, and October 2016 public offerings.

(12)

Includes 44,970 shares of common stock underlying stock options. The calculation of percentage of shares beneficially owned also includes warrants to purchase up to 45,000 shares of common stock exercisable at $1.10 per share, according to the price set in our October 2016 public offering.

(13)

Includes 37,221 shares of common stock underlying stock options. Includes shares owned by Dr. Singh’s spouse. The calculation of percentage of shares beneficially owned also includes warrants to purchase up to 10,000 shares of common stock exercisable at $1.10 per share, according to the price set in our October 2016 public offering.

(14)

Includes 39,263 shares of common stock, 16,383 shares of common stock underlying stock options, and 36,363 shares of common stock underlying warrants exercisable at $1.10 per share for executive officers not named in the table above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded to or earned in our last two fiscal years by our principal executive officer and our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2016. The persons listed in the following table are referred to herein as the “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)		Other Compensation ($)(5)		Total ($)
Michael W. Nall	2016	376,367	(6)	—	46,500	145,636	107,250	(7)	42,628	(8)	718,381
President and Chief Executive Officer	2015	362,202	(6)	—	—	337,168	101,500	(7)	43,331	(8)	844,201
Veena Singh, M.D.	2016	299,606	(9)	—	31,000	49,837	61,425	(10)	—		441,868
SVP, Senior Medical Director	2015	292,129	(9)	—	—	222,413	63,042	(10)	—		577,584
Lyle J. Arnold, Ph. D.	2016	282,752	(11)	—	31,000	24,919	57,573	(12)	—		396,244
SVP R&D, Chief Scientific Officer	2015	261,672		—	—	222,413	59,867	(12)	—		543,952

(1)

The “Salary ($)” column includes salary earned for each named executive officer and the net increase/(decrease) in each named executive officer’s accrued vacation balance, or accrued vacation, in each year ended December 31.

(2)	The “Bonus ($)” column includes discretionary amounts earned by each named executive officer but not otherwise included in amounts within the “Non-equity Incentive Plan Compensation ($)” column.
(3)

The amounts in the “Option Awards ($)” and “Stock Awards ($)” columns reflect the grant date fair values of stock option and RSU awards, respectively, granted during the year. These amounts are determined in accordance with the provisions of FASB ASC Topic 718, rather than an amount paid to or realized by the executive officer. For a description of these stock option and RSU awards, see “Narrative Disclosure to Summary Compensation Table” within this “Executive Compensation” section.

(4)

The “Non-equity Incentive Compensation Plan Compensation ($)” column includes discretionary amounts earned by each named executive officer pursuant to an employment agreement or our approved Annual Incentive Plan.

(5)

The “Other Compensation ($)” column includes amounts earned by each named executive officer but not otherwise included in amounts within the “Salary ($),” “Bonus ($),” “Non-equity Incentive Plan Compensation ($),” “Stock Awards ($)” or “Option Awards ($)” columns.

(6)	2016 salary amount includes accrued vacation of $17,482. 2015 salary amount includes accrued vacation of $9,510.
(7)

2016 non-equity incentive plan compensation amount includes a bonus of $107,250 related to the achievement of corporate performance goals during 2016. 2015 non-equity incentive plan compensation amount includes a bonus of $101,500 related to the achievement of corporate performance goals during 2015.

(8)

2016 other compensation amount includes $24,000 commuting expenses reimbursement benefit we provided to Mr. Nall plus $18,628 of income taxes we paid for Mr. Nall in respect of such benefit. 2015 other compensation amount includes $24,000 commuting expenses reimbursement benefit we provided to Mr. Nall plus $19,331 of income taxes we paid for Mr. Nall in respect of such benefit.

(9)	2016 salary amount includes accrued vacation of $5,971. 2015 salary amount includes accrued vacation of $4,937.
(10)

2016 non-equity incentive plan compensation amount includes a bonus of $61,425 related to the achievement of both individual and corporate performance goals during 2016. 2015 non-equity incentive plan compensation amount includes a bonus of $63,042 related to the achievement of both individual and corporate performance goals during 2015.

(11)	2016 salary amount includes accrued vacation of $475.
(12)

2016 non-equity incentive plan compensation amount includes a bonus of $57,573 related to the achievement of both individual and corporate performance goals during 2016. 2015 non-equity incentive plan compensation amount includes a bonus of $59,867 related to the achievement of both individual and corporate performance goals during 2015.

Narrative Disclosure to Summary Compensation Table

Michael W. Nall

We entered into an employment agreement effective as of August 26, 2013, as amended on November 6, 2015, with Michael W. Nall, or collectively, the CEO Employment Agreement, in connection with his appointment as our Chief Executive Officer and President. The CEO Employment Agreement provides Mr. Nall the following: (i) a base salary of $200,000 per year, provided that the salary will increase retroactively to $350,000 per year upon completion of an initial public offering or an equity or debt financing of at least $5,000,000; (ii) an initial target bonus of $100,000 per year; (iii) a special one-time bonus of $100,000 in January 2014 if an initial public offering or an equity or debt financing of at least $5,000,000 has been completed by then; (iv) upon completion of an initial public offering or an equity or debt financing of at least $5,000,000, a housing allowance of $2,000 per month; (v) stock options under the 2013 Plan to purchase a number of shares of common stock equal to at least 4% of our fully diluted stock outstanding as of

August 26, 2013, vesting in equal monthly installments over four years beginning August 15, 2013 with a term of 10 years; and (vi) performance-based RSUs under the 2013 Plan for a number of shares of common stock equal to 1% of our common stock following completion of an initial public offering or an equity or debt financing of at least $5,000,000, subject to the establishment of goals and objectives to be agreed with and approved by our board of directors. The closing of our initial public offering on February 10, 2014 qualified as such a receipt of aggregate proceeds of $5,000,000 or more from an equity or debt financing. The CEO Employment Agreement calls for the vesting of such stock options to fully accelerate upon a change in control, and in the event Mr. Nall’s continuous service is terminated by us or our stockholders without cause or Mr. Nall resigns with good reason, for him to receive one year of additional vesting of such stock options. During the years ended December 31, 2015 and 2016, Mr. Nall was eligible to participate in our annual incentive plan with a target bonus amount equal to 50% of Mr. Nall’s annual base salary, of which 100% was dependent on the achievement of corporate performance goals. Effective as of April 4, 2016, Mr. Nall’s base salary was increased to $360,000 per year, as approved by our compensation committee of our board of directors.

The CEO Employment Agreement provides that in the event of termination of Mr. Nall’s employment by us without cause or his resignation for good reason, the vesting of any of his outstanding unvested stock options and RSUs which would have vested over the following 12 months will accelerate (unless the applicable stock option or RSU agreement provides for more favorable acceleration terms). Also, in the event of a change of control, if the surviving or acquiring corporation (or its parent company) does not assume or continue Mr. Nall’s outstanding unvested stock options or RSUs, or substitute similar stock awards for such stock options or RSUs, then all of Mr. Nall’s unvested stock options and RSUs will immediately vest and become exercisable, provided Mr. Nall is providing continued service to us immediately prior to the change of control. In addition, solely with respect to Mr. Nall’s unvested stock options and RSUs granted prior to November 6, 2015, in the event of a change of control where Mr. Nall’s unvested stock options and RSUs are not fully accelerated, the vesting of 50% of any of Mr. Nall’s outstanding unvested stock options and RSUs will accelerate on the date of the change of control and the remaining unvested stock options and RSUs will vest on the earliest of (i) the date of the termination of his employment by us without cause, (ii) the date of his resignation for good reason, or (iii) the first anniversary of the change of control (unless the applicable stock option or RSU agreement provides for more favorable acceleration terms). (For example, the foregoing would not apply to the initial stock options grant, which would fully accelerate upon a change in control.) Additionally, if during the 10-day period before a change of control or during the 12-month period following a change of control, Mr. Nall’s employment is terminated without cause or Mr. Nall resigns for good reason, then the vesting of each of Mr. Nall’s outstanding unvested stock options and RSUs will accelerate immediately.

The CEO Employment Agreement provides that if Mr. Nall has a separation from service as a result of his discharge by us without cause or his resignation with good reason then, provided that he gives us an effective waiver and release of claims, he will be entitled to 12 months’ salary and up to 12 months of COBRA premiums (or substantially equivalent health insurance coverage). However, the CEO Employment Agreement further provides that Mr. Nall will have no entitlement to any severance benefits before our completion of an initial public offering or an equity or debt financing of at least $5,000,000. The closing of our initial public offering on February 10, 2014 qualified as such a receipt of aggregate proceeds of $5,000,000 or more from an equity or debt financing.

On June 12, 2014, our board of directors approved the grant of 14,832 performance RSUs with a grant date fair value of $16.05 per share to Mr. Nall pursuant to the 2013 Plan. Vesting of these RSUs was based on our achievement of specified objectives by December 31, 2015 as determined by our board of directors or compensation committee. During the year ended December 31, 2016, a total of 4,449 RSUs were declared vested by our board of directors and issued to Mr. Nall in satisfaction of the June 12, 2014 RSU award, and the remaining 10,383 shares underlying this award were forfeited.

On August 31, 2015, an option award exercisable into 50,000 shares of common stock with an estimated grant date fair value of $190,640 was issued to Mr. Nall under the 2013 Plan. The exercise price of these options of $6.03 per share is equal to the closing price of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $3.81, which is the fair value per share of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes valuation model. The assumptions used in the Black-Scholes valuation model include a volatility rate of 70.0%, a risk-free interest rate of 1.76%, a dividend yield of 0.00%, and an expected term of 6.08 years. The option award vests over a four-year period with 25% of all shares vesting on the one year anniversary of the grant and the remainder vesting in equal monthly installments over the following three years beginning August 31, 2016, with a term of 10 years.

On August 31, 2015, our board of directors approved the issuance of 33,333 performance stock options with an estimated grant date fair value of $146,529 to Mr. Nall pursuant to the 2013 Plan. The exercise price of these options of $6.03 per share is equal to the closing price of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $4.40, which is the fair value per share of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes valuation model. The assumptions used in the Black-Scholes valuation model include a volatility rate of 90.0%, a risk-free interest rate of 1.64%, a dividend yield of 0.00%, and an expected term of 5.67 years. On February 29, 2016, our board of directors approved the issuance of 33,333 performance stock options with an estimated grant date fair value of $95,799 to Mr. Nall pursuant to the 2013 Plan. The exercise price of these options of $4.02 per share is equal to the closing price of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $0.96, which is the fair value per share of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes valuation model. The assumptions used in the Black-Scholes valuation model include a volatility rate of 90.0%, a risk-free interest rate of 1.24%, a dividend yield of 0.00%, and an expected term of 5.42 years. Vesting of these stock options was based on our achievement of specified objectives by December 31, 2016 as determined by our board of directors or compensation committee. Subsequent to the year ended December 31, 2016, 6,333 of the performance stock options granted on August 31, 2015 and 10,000 of the performance stock options granted on February 29, 2016 were declared vested by our board of directors in satisfaction of these awards, and the remaining 50,333 shares underlying these awards were forfeited.

On February 29, 2016, an option award exercisable into 16,666 shares of common stock with an estimated grant date fair value of $49,837 was issued to Mr. Nall under the 2013 Plan. The exercise price of these options of $4.02 per share is equal to the closing price of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $2.99, which is the fair value per share of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes valuation model. The assumptions used in the Black-Scholes valuation model include a volatility rate of 90.0%, a risk-free interest rate of 1.39%, a dividend yield of 0.00%, and an expected term of 6.08 years. The option award vests over a four-year period with 25% of all shares vesting on the one year anniversary of the grant and the remainder vesting in equal monthly installments over the following three years beginning February 28, 2017, with a term of 10 years.

On July 6, 2016, the compensation committee of our board of directors approved retention RSUs for 25,000 shares of common stock to be granted to Mr. Nall pursuant to the 2013 Plan. This retention RSU award has a grant date fair value of $1.86 per share for a total grant date fair value of $46,500, and vests fully on the one year anniversary of the date of grant, subject to continuing service.

Veena Singh, M.D.

We entered into an employment agreement effective December 1, 2014 with Veena Singh, or the SVP Employment Agreement, in connection with her appointment as our Senior Vice-President and Senior Medical Director. The SVP Employment Agreement provides Dr. Singh the following: (i) a base salary of $285,000 per year; (ii) a 2015 target bonus of 35% of base salary, with the annual target bonus to be established by us from time to time; and (iii) stock options under the 2013 Plan to purchase 13,333 shares of common stock at its fair market value on the date of grant, with 25% of all shares vesting on the one year anniversary of the grant and the remainder vesting in equal monthly installments over the following three years. During the years ended December 31, 2015 and 2016, Dr. Singh was eligible to participate in our annual incentive plan with a target bonus amount equal to 35% of Dr. Singh’s annual base salary, of which 80% was dependent on the achievement of corporate performance goals and 20% was dependent on the achievement of individual performance goals. Effective as of April 4, 2016, Dr. Singh’s base salary was increased to $295,000 per year, as approved by our compensation committee of our board of directors.

The SVP Employment Agreement provides that if Dr. Singh’s continuous service is terminated without cause or she resigns with good reason then, provided that she gives us an effective waiver and release of claims, she will be entitled to six months’ salary paid as a lump sum on the 60th day following her separation from service, plus up to six months of COBRA premiums. However, if she is terminated without cause or she resigns with good reason within three months before or 12 months after a change in control, then, provided that she gives us an effective waiver and release of claims, she will be entitled to 12 months’ salary paid as a lump sum on the 60th day following her separation from service, plus up to 12 months of COBRA premiums, and all of her then-outstanding stock options will fully vest.

On August 31, 2015, an option award exercisable into 58,333 shares of common stock with an estimated grant date fair value of $222,413 was issued to Dr. Singh under the 2013 Plan. The exercise price of these options of $6.03 per share is equal to the closing price of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $3.81, which is the fair value per share of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes valuation model. The assumptions used in the Black-Scholes valuation model include a volatility rate of 70.0%, a risk-free interest rate of 1.76%, a dividend yield of 0.00%, and an expected term of 6.08 years. The option award vests over a four-year period with 25% of all shares vesting on the one year anniversary of the grant and the remainder vesting in equal monthly installments over the following three years beginning August 31, 2016, with a term of 10 years.

On February 29, 2016, an option award exercisable into 16,666 shares of common stock with an estimated grant date fair value of $49,837 was issued to Dr. Singh under the 2013 Plan. The exercise price of these options of $4.02 per share is equal to the closing price of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $2.99, which is the fair value per share of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes valuation model. The assumptions used in the Black-Scholes valuation model include a volatility rate of 90.0%, a risk-free interest rate of 1.39%, a dividend yield of 0.00%, and an expected term of 6.08 years. The option award vests over a four-year period with 25% of all shares vesting on the one year anniversary of the grant and the remainder vesting in equal monthly installments over the following three years beginning February 28, 2017, with a term of 10 years.

On July 6, 2016, the compensation committee of our board of directors approved retention RSUs for 16,666 shares of common stock to be granted to Dr. Singh pursuant to the 2013 Plan. This retention RSU award has a grant date fair value of $1.86 per share for a total grant date fair value of $31,000, and vests fully on the one year anniversary of the date of grant, subject to continuing service.

Lyle J. Arnold, Ph. D.

We entered into an employment agreement, or the CSO Employment Agreement, as of April 30, 2011 with Lyle J. Arnold in connection with his appointment as our Senior Vice-President of Research and Development and Chief Scientific Officer. The CSO Employment Agreement provides Dr. Arnold the following: (i) a base salary of $200,000 per year, provided that the salary will increase to $250,000 per year upon our receipt of aggregate proceeds of $15,000,000 or more from the sales of equity securities, excluding the conversion of outstanding indebtedness; (ii) stock options under our 2007 Equity Incentive Plan to purchase 1,984 shares of common stock with an exercise price of $13.86 and a term of 10 years, with 25% of all shares vesting on the 1 year anniversary of the grant and the remainder vesting in equal monthly installments over the following 3 year period; and (iii) an additional option to purchase 396 shares of common stock when, based upon a good faith determination by our board of directors, a second generation platform for the capture, detection and enumeration of CTCs has been finalized, with the shares vesting in equal monthly installments over the following 1 year period. The closing of our initial public offering on February 10, 2014 qualified as such a receipt of aggregate proceeds of $15,000,000 or more from the sales of equity securities, and Dr. Arnold also received a one-time bonus of $25,000 as approved by our board of directors. During the years ended December 31, 2015 and 2016, Dr. Arnold was eligible to participate in our annual incentive plan with a target bonus amount equal to 35% of Dr. Arnold’s annual base salary, of which 80% was dependent on the achievement of corporate performance goals and 20% was dependent on the achievement of individual performance goals. Effective as of April 1, 2015 and April 4, 2016, Dr. Arnold’s base salary was increased to $275,000 and $283,250 per year, respectively, as approved by our compensation committee of our board of directors.

On August 31, 2015, an option award exercisable into 58,333 shares of common stock with an estimated grant date fair value of $222,413 was issued to Dr. Arnold under the 2013 Plan. The exercise price of these options of $6.03 per share is equal to the closing price of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $3.81, which is the fair value per share of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes valuation model. The assumptions used in the Black-Scholes valuation model include a volatility rate of 70.0%, a risk-free interest rate of 1.76%, a dividend yield of 0.00%, and an expected term of 6.08 years. The option award vests over a four-year period with 25% of all shares vesting on the one year anniversary of the grant and the remainder vesting in equal monthly installments over the following three years beginning August 31, 2016, with a term of 10 years.

On February 29, 2016, an option award exercisable into 8,333 shares of common stock with an estimated grant date fair value of $24,919 was issued to Dr. Arnold under the 2013 Plan. The exercise price of these options of $4.02 per share is equal to the closing price of our common stock on the date of grant. The share amount for the option award was determined by dividing the award value by $2.99, which is the fair value per share of the option exercisable into our common stock on the date of grant, estimated using a Black-Scholes valuation model. The assumptions used in the Black-Scholes valuation model include a volatility rate of 90.0%, a risk-free interest rate of 1.39%, a dividend yield of 0.00%, and an expected term of 6.08 years. The option award vests over a four-year period with 25% of all shares vesting on the one year anniversary of the grant and the remainder vesting in equal monthly installments over the following three years beginning February 28, 2017, with a term of 10 years.

On July 6, 2016, the compensation committee of our board of directors approved retention RSUs for 16,666 shares of common stock to be granted to Dr. Arnold pursuant to the 2013 Plan. This retention RSU award has a grant date fair value of $1.86 per share for a total grant date fair value of $31,000, and vests fully on the one year anniversary of the date of grant, subject to continuing service.

Annual Incentive Plan

On May 19, 2014, the compensation committee of our board of directors approved an annual incentive plan, or the Annual Incentive Plan, to provide our employees, including our executive officers, with an incentive for such employees to perform to the best of their abilities, to further our growth, development and financial success, and to enable us to attract and retain highly qualified employees. Each executive officer is eligible for an award based upon the achievement of certain corporate performance goals and objectives approved by the compensation committee and, with respect to our executive officers other than our chief executive officer, individual performance. In 2016, total compensation of $368,197 was paid to employees, including our executive officers, pursuant to the Annual Incentive Plan related to the achievement of both corporate and individual performance goals earned in 2015. In 2017, total estimated compensation of approximately $394,000 will be paid to employees, including our executive officers, pursuant to the Annual Incentive Plan related to the achievement of both corporate and individual performance goals earned in 2016.

OUTSTANDING EQUITY AWARDS

The following table sets forth certain information, on an award-by-award basis, concerning unexercised options to purchase common stock and common stock that has not yet vested for each named executive officer and outstanding as of December 31, 2016. On September 29, 2016, we effected a one-for-three reverse stock split of all common shares outstanding as approved by our stockholders and board of directors on September 27, 2016. All per share amounts and share numbers have been adjusted for this reverse stock split as if it had occurred on January 1, 2011.

		Option Awards				Restricted Stock Units
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Unvested Securities Underlying (#)(2)	Market Value of Units that are Unvested ($)(3)
Michael W. Nall	7/31/2013	6,435	—	15.54	7/31/2023	—	—
	7/31/2013	26,898	—	15.54	7/31/2023	—	—
	6/12/2014	15,585	9,356	16.05	6/12/2024	—	—
	6/12/2014	39	20	16.05	6/12/2024	—	—
	8/31/2015	—	16,599	6.03	8/31/2025	—	—
	8/31/2015	16,666	16,735	6.03	8/31/2025	—	—
	8/31/2015	—	33,333	6.03	8/31/2025	—	—
	2/29/2016	—	4,861	4.02	2/28/2026	—	—
	2/29/2016	—	11,805	4.02	2/28/2026	—	—
	2/29/2016	—	33,333	4.02	2/28/2026	—	—
	7/6/2016	—	—	—	—	25,000	19,375
Veena Singh, M.D.	12/18/2014	6,666	6,667	8.37	12/18/2024	—	—
	8/31/2015	11,956	33,636	6.03	8/31/2025	—	—
	8/31/2015	7,487	5,254	6.03	8/31/2025	—	—
	2/29/2016	—	4,861	4.02	2/28/2026	—	—
	2/29/2016	—	11,805	4.02	2/28/2026	—	—
	7/6/2016	—	—	—	—	16,666	12,916
Lyle J. Arnold, Ph. D.	3/25/2011	1,984	—	13.86	3/24/2021	—	—
	7/31/2013	7,501	—	15.54	7/31/2023	—	—
	5/16/2014	7,534	4,132	13.14	5/16/2024	—	—
	8/31/2015	10,184	33,824	6.03	8/31/2025	—	—
	8/31/2015	9,260	5,065	6.03	8/31/2025	—	—
	2/29/2016	—	5,903	4.02	2/28/2026	—	—
	2/29/2016	—	2,430	4.02	2/28/2026	—	—
	7/6/2016	—	—	—	—	16,666	12,916

(1)	The scheduled vesting dates, after December 31, 2016, of these options were as follows:

Mr. Nall: For the first option award granted on July 31, 2013 in the table above, all options awarded are vested and exercisable. For the second option award granted on July 31, 2013 in the table above, 21,342 are vested and exercisable, while 5,556 are unvested but exercisable as of December 31, 2016, with 694 of the unvested options vesting each month from January 2017 until 100% of the option awards are vested, subject to continuing service. For the first option award granted on June 12, 2014 in the table above, 521 of the unvested option awards granted will vest each month from January 2017 except December 2017, when 501 will vest, subject to continuing service, until 100% of the options awarded are vested. For the second option award granted on June 12, 2014 in the table above, the 20 unvested option awards granted will vest in December 2017, subject to continuing service. For the first option award granted on August 31, 2015 in the table above, 1,041 of the unvested option awards will vest in each month of January through July of 2018 and 2019 and August of 2019, and 974 will vest August of 2018, subject to continuing service. For the second option award granted on August 31, 2015 in the table above, 1,041 will vest in each month of January 2017 through December 2017 and September through December 2018, and 67 will vest in the month of August 2018, subject to continuing service. For the third option award granted on August 31, 2015 in the table above, 6,333 performance options were declared vested by our board of directors in satisfaction of this award subsequent to December 31, 2016, and the remaining 27,000 shares underlying this award was forfeited. For the first option award granted on February 29, 2016 in the able above, 347 of the unvested option awards will vest monthly from January 2019 through February 2020, subject to continuing service. For the second option award granted on February 29, 2016 in the able above, 4,166 of the unvested option awards vested in February 2017 and 347 of the unvested option awards will vest monthly thereafter through December 2019, subject to continuing service. For the third option award granted on February 29, 2016 in the table above, 10,000 performance options were declared vested by our board of directors in satisfaction of this award subsequent to December 31, 2016, and the remaining 23,333 shares underlying this award was forfeited.

Dr. Singh: For the option award granted on December 18, 2014 in the table above, 277 of the unvested options awarded will vest each month from January 2017 except each December of 2017 and 2018, when 279 will vest each month, subject to continuing service, until 100% of the options awarded are vested. For the first option award granted on August 31, 2015 in the table above, 1,215 of the unvested option awards will vest each month, except when 1,019 will vest in each month of October 2017 and 2018, until 100% of the unvested option awards are vested, subject to continuing service. For the second option award granted on August 31, 2015 in the table above, 1,215 of the unvested option awards will vest each month, except when 196 will vest in October 2017, until 100% of the unvested option awards are vested, subject to continuing service. For the first option award granted on February 29, 2016 in the able above, 347 of the unvested option awards will vest monthly from January 2019 through February 2020, subject to continuing service. For the second option award granted on February 29, 2016 in the able above, 4,166 will vested in February 2017 and 347 will vest monthly thereafter through December 2018, subject to continuing service.

Dr. Arnold: For the option awards granted on March 25, 2011 and July 31, 2013 in the table above, all options awarded are vested and exercisable. For the option award granted on May 16, 2014 in the table above, 243 of the unvested option awards will vest in each month from January 2017 except each May 2017 and 2018, and November 2017, when 244 will vest each month, subject to continuing service, until 100% of the options awarded are vested. For the first option award granted on August 31, 2015 in the table above, 1,215 of the unvested option awards will vest each month, except when 462 will vest in September 2017 and 548 will vest in December 2018, until 100% of the unvested option awards are vested, subject to continuing service. For the second option award granted on August 31, 2015 in the table above, 1,215 of the unvested option awards will vest each month, except when 753 will vest in September 2017 and 666 will vest in December 2018, until 100% of the unvested option awards are vested, subject to continuing service. For the first option award granted on February 29, 2016 in the able above, 2,083 of the option awards vested in February 2017 and 174 of the option awards will vest monthly thereafter through December 2018, subject to continuing service. For the second option award granted on February 29, 2016 in the able above, 174 of the unvested option awards will vest in each month commencing January 2019 through February 2020, subject to continuing service.

(2)	The scheduled vesting dates for each of these unvested restricted shares will occur on the one year anniversary of the grant date, subject to continuing service.
(3)	The market value is equal to the product of $0.775, which is the closing price of our common stock on December 31, 2016, and the number of unvested RSUs.

Potential Payments upon Termination or Change-In-Control

Our employment agreement with Mr. Nall provides that in the event of termination of his employment by us without cause or his resignation for good reason, the vesting of any of his outstanding unvested stock options and RSUs which would have vested over the following 12 months will accelerate (unless the applicable stock option or RSU agreement provides for more favorable acceleration terms). Also, in the event of a change of control, if the surviving or acquiring corporation (or its parent company) does not assume or continue Mr. Nall’s outstanding unvested stock options or RSUs, or substitute similar stock awards for such stock options or RSUs, then all of Mr. Nall’s unvested stock options and RSUs will immediately vest and become exercisable, provided Mr. Nall is providing continued service to us immediately prior to the change of control. In addition, solely with respect to Mr. Nall’s unvested stock options and RSUs granted prior to November 6, 2015, in the event of a change of control where Mr. Nall’s unvested stock options and RSUs are not fully accelerated, the vesting of 50% of any of Mr. Nall’s outstanding unvested stock options and RSUs will accelerate on the date of the change of control and the remaining unvested stock options and RSUs will vest on the earliest of (i) the date of the termination of his employment by us without cause, (ii) the date of his resignation for good reason, or (iii) the first anniversary of the change of control (unless the applicable stock option or RSU agreement provides for more favorable acceleration terms). (For example, the foregoing would not apply to the initial stock options grant, which would fully accelerate upon a change in control.) Additionally, if during the 10-day period before a change of control or during the 12-month period following a change of control, Mr. Nall’s employment is terminated without cause or Mr. Nall resigns for good reason, then the vesting of each of Mr. Nall’s outstanding unvested stock options and RSUs will accelerate immediately. Our employment agreement with Mr. Nall further provides that if he has a separation from service as a result of his discharge by us without cause or his resignation with good reason then, provided that he gives us an effective waiver and release of claims, he will be entitled to 12 months’ salary and up to 12 months of COBRA premiums (or substantially equivalent health insurance coverage).

The vesting of all stock options and RSUs awarded under the 2013 Plan will accelerate fully in the event that the optionee’s continuous service is terminated without cause, or the optionee resigns for good reason, within 10 days before or 12 months after a change in control. In addition, we only have the discretion to accelerate the vesting of awards under the 2013 Plan in connection with a change of control if an outstanding award is not assumed, continued or substituted for by the surviving or acquiring corporation (or its parent company).

Equity Compensation Plan Information

The table below sets forth certain information as of December 31, 2016 regarding the shares of our common stock available for grant or granted under stock option plans and other compensation arrangements that were (i) adopted by our security holders and (ii) were not approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted - average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders(1)	945,912	8.14	35,561
Equity compensation plans not approved by security holders(2)	124,999	1.56	208,334

(1)

Represents 796,663 shares of common stock that may be issued pursuant to non-inducement option awards and 149,249 non-inducement restricted stock units granted, and available for future grant, under the 2007 Plan and 2013 Plan.  See “Executive Compensation—Equity Compensation Plan Information—2007 Equity Incentive Plan” and “Proposal 3—Description of the Amended 2013 Plan” for a description of these plans.

(2)

On July 25, 2016, the board of directors approved an amendment to the 2013 Plan to reserve 1,000,000 shares of our common stock to be used exclusively for the grant of inducement awards in compliance with NASDAQ Listing Rule 5635(c)(4), for which the total authorized share amount was reduced to 333,333 upon the effectiveness of the Reverse Split on September 29, 2016. Represents 99,999 shares of common stock that may be issued pursuant to such inducement option awards and 25,000 such inducement restricted stock units granted, and available for future grant, under the 2013 Plan.  See “Proposal 3—Description of the Amended 2013 Plan” for a description of this plan.

Equity Compensation Plan Information

We have two equity incentive plans: the 2007 Equity Incentive Plan, or 2007 Plan, and the 2013 Plan. The 2007 Equity Incentive Plan is described below, followed by a description of certain federal income tax consequences with respect to a plan of this type. The 2013 Plan is described in “Proposal 3—Description of the Amended 2013 Plan,” including a description of certain federal income tax consequences with respect to a plan of this type.

2007 Equity Incentive Plan

The following is a summary of the material terms of our 2007 Plan, as amended to date. This description is not complete. For more information, we refer you to the full text of the 2007 Plan.

The purposes of the 2007 Plan are: (i) to secure and retain the services of eligible employees, board members, consultants and other advisors to serve our company and its affiliates, (ii) to provide incentives for such persons to exert maximum efforts for the success of our company and its affiliates and (iii) to provide a means by which they can benefit from increases in the value of our common stock.

The 2007 Plan authorizes the grant of the following types of awards: (i) nonstatutory stock options, or NSOs; (ii) incentive stock options, or ISOs; (iii) restricted stock awards; (iv) RSUs; (v) stock appreciation rights, or SARs; (vi) performance stock awards; and (vii) other stock awards. Awards may be granted to employees, directors, consultants and other service providers of our company and its affiliates. However, ISOs may not be granted to non-employees.

We have authorized a total of 28,741 shares of common stock for issuance pursuant to all awards granted under the 2007 Plan. The number of shares issued or reserved pursuant to the 2007 Plan (or pursuant to outstanding awards) is subject to adjustment as a result of mergers, consolidations, reorganizations, stock splits, reverse stock splits, stock dividends and other changes in our common stock. Shares subject to awards that have been terminated, expired unexercised, forfeited, settled in cash or cancelled in accordance with the cancellation and regrant procedures under the 2007 Plan will again become available for issuance under the 2013 Plan and shall no longer be available for issuance under the 2007 Plan. Shares of common stock used to pay the exercise price of awards will also again become available for issuance under the 2013 Plan and shall no longer be available for issuance under the 2007 Plan.

However, shares in the following categories may not again be made available for issuance as awards under the 2013 Plan or the 2007 Plan: (i) shares of common stock not issued or delivered as a result of the net settlement of outstanding awards, (ii) shares of common stock used to pay the exercise price of NSOs or ISOs, and (iii) shares of common stock used to pay withholding taxes related to awards.

As of December 31, 2016, 20,225 shares had been issued under the 2007 Plan, 16,812 shares underlay outstanding awards, and no other shares remained available to be subjected to further awards.

Administration. Our board of directors administers the 2007 Plan, subject to the board’s authority to delegate some or all of such administration to the compensation committee.

Performance Criteria. Vesting of any awards granted under the 2007 Plan may be made subject to the satisfaction of one or more performance goals established by the board of directors, in addition to or instead of time-vesting. The performance goals may vary from participant to participant, group to group, and period to period. Performance goals may be weighted for different factors and measures.

Transferability. Unless otherwise determined by the board of directors, awards granted under the 2007 Plan are generally not transferable other than by will or by the laws of descent and distribution.

Corporate Transaction. In the event we are acquired in a corporate transaction, as defined in the 2007 Plan, unless otherwise provided in a written agreement between us and the holder of an outstanding 2007 Plan award, the award will be assumed by the successor company or a similar award will be substituted by the successor company. If the successor company does not agree to assume or substitute the award, the vesting of the award will accelerate and the award will become exercisable in full.

Effectiveness of the 2007 Plan; Amendment and Termination. The 2007 Plan became effective on March 6, 2007. The terms of the 2013 Plan require that any shares available for issuance under the 2007 Plan at the time of the adoption of the 2013 Plan shall become available for issuance under the 2013 Plan and shall no longer be available for issuance under the 2007 Plan. The board may amend, alter or discontinue the 2007 Plan in any respect at any time, subject to certain exceptions, but no amendment may adversely affect the rights of a participant under any awards previously granted, without his or her consent, except that stockholder approval will be needed if required by applicable law.

The 2007 Plan permits us to reprice any stock option granted under the plan without the approval of our stockholders.

U.S. Federal Income Tax Consequences Associated with the 2007 Plan

Following is a summary of the federal income tax consequences of option and other awards under the 2007 Equity Incentive Plan. Optionees and recipients of other rights and awards granted under the 2007 Equity Incentive Plan are advised to consult their personal tax advisors before exercising an option, stock appreciation right or award or disposing of any stock received pursuant to the exercise of an option, stock appreciation right or award. In addition, the following summary is based upon an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options. The Code treats ISOs and NSOs differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2007 Equity Incentive Plan.

Generally, upon exercise of an NSO, including an option intended to be an ISO but which has not continued to so qualify at the time of exercise, an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. In general, if an optionee, in exercising an NSO, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an ISO and the tender is within two years after the date of grant or within one year after the date of exercise of the ISO, the tender will be a disqualifying disposition of the shares acquired upon exercise of the ISO.

For ISOs, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the alternative minimum tax will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss, measured by the difference between the sales price of the stock and the exercise price. Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one-year holding period requirements are not met, an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes such a disposition, he or she will be obligated to notify us.

In general, if an optionee, in exercising an ISO, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another ISO and the tender is within two years after the date of grant or within one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an ISO could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights. Generally, the recipient of a stock appreciation right will not recognize any income upon grant of the stock appreciation right. Upon exercise of a stock appreciation right, the holder will recognize ordinary income equal to the fair market value of our common stock at that time.

Treatment of Restricted Stock Awards. Generally, absent an election to be taxed currently under Section 83(b) of the Code, or a Section 83(b) Election, there will be no federal income tax consequences to the recipient upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income equal to the fair market value of our common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares equal to the fair market value, determined without regard to applicable restrictions, of the shares of our common stock at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares, and before the sale of such shares, but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for named executive officers and directors, we describe below each transaction and series of similar transactions, since January 1, 2015, to which we were a party or will be a party, in which the amount exceeds $120,000 (or, if less, 1% of the average of our total assets amount at December 31, 2016) and in which any related person had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Claire K. T. Reiss

From time to time, Claire K. T. Reiss, who until the closing of our public offering on October 19, 2016 was a beneficial owner of more than 10% of our common stock and was also a director of Biocept, individually and through entities affiliated with her has loaned us operating funds through various convertible and non-convertible debt instruments. These entities consist of Reisung Enterprises, Inc., of which Mrs. Reiss is the owner and president, and family trusts of which Mrs. Reiss is the trustee. Mrs. Reiss resigned from the board of directors on August 14, 2013.

As of June 2013, we executed a note and warrant purchase agreement with several shareholders, including a family trust affiliated with Mrs. Reiss and Reisung Enterprises, Inc., to reflect certain prior and possible future borrowings under a series of notes, totaling up to $7.0 million. We had borrowed $0.72 million under this arrangement from Mrs. Reiss’ family trust before December 31, 2012 and we borrowed another $1.8 million under it from her family trust and Reisung Enterprises, Inc. in 2013. The maturity date of each note was May 31, 2014 and could have been extended for two successive six month periods. Each note bore interest at 8.0% per annum, payable at maturity. The principal amount of and accrued interest on each note would automatically convert into common stock upon the closing of an underwritten initial public offering resulting in at least $8.0 million of gross proceeds to us, at a conversion price equal to the price per share of our common stock sold in our initial public offering. The number of shares underlying the associated common stock warrants was determined by dividing the warrant coverage amount, which was 50% of the loan principal, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. As of December 31, 2013, the aggregate amount of principal and accrued interest outstanding for amounts we borrowed from Mrs. Reiss and entities affiliated with her under this arrangement was $2,682,328. In connection with the closing of our initial public offering on February 10, 2014, the aggregate amount outstanding related to this arrangement of $2,704,839 converted at $30.00 per share into a total of 90,161 shares of common stock, and the exercise price of the associated warrants was fixed at $30.00 per share for an aggregate of 41,750 shares of common stock. The warrants became exercisable for a five-year period beginning on the closing of our initial public offering.

As compensation for guaranteeing our Line of Credit, which had an initial credit availability of $1.5 million with two other guarantors and finally approximately $2.6 million with four other guarantors, a family trust affiliated with Mrs. Reiss received common stock warrants from us. The number of shares underlying the common stock warrants was determined by dividing the warrant coverage amount, which was 50% of the fair market value of the collateral provided by the family trust to secure the trust’s guaranty obligations to UBS Bank USA, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. At the closing of our initial public offering on February 10, 2014, the fair market value of the collateral provided by the family trust under this arrangement was $1,176,042, and the exercise price of the associated warrants was fixed at $30.00 per share for an aggregate of 19,601 shares of common stock. The warrants became exercisable for a two-year period beginning on the closing of our initial public offering.

One of Mrs. Reiss’ family trusts participated in our May 2016 public offering, purchasing 204,758 shares of our common stock and warrants to purchase up to 143,330 shares of our common stock for total proceeds of $614,273. The warrants purchased in this public offering are exercisable at a per share price of $3.90 until May 2021.

One of Mrs. Reiss’ family trusts participated in our October 2016 public offering, purchasing 227,272 shares of our common stock and warrants to purchase up to 227,272 shares of our common stock for total proceeds of $250,000. The warrants purchased in this public offering are exercisable at a per share price of $1.10 until October 2021.

Edward Neff

Edward Neff, a member of our board of directors, is the chief executive officer and owner of Systems, Machines, Automation Components Corporation (SMAC), a company which has loaned us operating funds under convertible debt arrangements and provided financing for certain fixed asset purchases.

As of June 2013, we executed a note and warrant purchase agreement with several shareholders, including SMAC, to reflect certain prior and possible future borrowings under a series of notes, totaling up to $7.0 million. See details of the June 2013 note and warrant purchase agreement in the description of transactions with Claire K. T. Reiss, above. We borrowed $25,000 from SMAC under this arrangement in 2012 and an additional $925,000 in 2013. As of December 31, 2013, the aggregate amount of principal and accrued interest outstanding for amounts we borrowed from SMAC under this arrangement was $997,393. In connection with the closing of our initial public offering on February 10, 2014, the aggregate amount outstanding related to this arrangement of $1,081,401 converted at $30.00 per share into a total of 36,047 shares of common stock, and the exercise price of the associated warrants was fixed at $30.00 per share for an aggregate of 17,083 shares of common stock. The warrants became exercisable for a five-year period beginning on the closing of our initial public offering.

As compensation for guaranteeing our Line of Credit, which had an initial credit availability of $1.5 million with two other guarantors and finally approximately $2.6 million with four other guarantors, SMAC received common stock warrants from us. The number of shares underlying the common stock warrants was determined by dividing the warrant coverage amount, which was 50% of the fair market value of the collateral provided by SMAC to secure its guaranty obligations to UBS Bank USA, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. At the closing of our initial public offering on February 10, 2014, the fair market value of the collateral provided by SMAC under this arrangement was $576,000, and the exercise price of the associated warrants was fixed at $30.00 per share for an aggregate of 9,600 shares of common stock. The warrants became exercisable for a two-year period beginning on the closing of our initial public offering.

SMAC participated in our February 2015 public offering, purchasing 13,333 shares of our common stock and warrants to purchase up to 13,333 shares of our common stock for total proceeds of $50,000. The warrants purchased in this public offering are exercisable at a per share price of $4.68 until February 2020.

Mr. Neff participated in our May 2016 public offering, purchasing 33,333 shares of our common stock and warrants to purchase up to 23,333 shares of our common stock for total proceeds of $100,000. The warrants purchased in this public offering are exercisable at a per share price of $3.90 until May 2021.

SMAC participated in our October 2016 public offering, purchasing 227,272 shares of our common stock and warrants to purchase up to 227,272 shares of our common stock for total proceeds of $250,000. The warrants purchased in this public offering are exercisable at a per share price of $1.10 until October 2021.

David F. Hale

As of June 2013, we executed a note and warrant purchase agreement with several shareholders, including Hale BioPharma Ventures LLC, an entity controlled by Mr. Hale, to reflect certain prior and possible future borrowings under a series of notes, totaling up to $7.0 million. See details of the June 2013 note and warrant purchase agreement in the description of transactions with Claire K. T. Reiss, above. We borrowed $443,500 under this arrangement from Hale BioPharma Ventures LLC in 2013. As of December 31, 2013, the aggregate amount of principal and accrued interest outstanding for amounts we borrowed from Hale BioPharma Ventures LLC under this arrangement was $467,822. In connection with the closing of our initial public offering on February 10, 2014, the aggregate amount outstanding related to this arrangement of $471,807 converted at $30.00 per share into a total of 15,726 shares of common stock, and the exercise price of the associated warrants was fixed at $30.00 per share for an aggregate of 7,391 shares of common stock. The warrants became exercisable for a five-year period beginning on the closing of our initial public offering.

As compensation for guaranteeing our Line of Credit, which had an initial credit availability of $1.5 million with two other guarantors and finally approximately $2.6 million with four other guarantors, Hale BioPharma Ventures LLC received common stock warrants from us. The number of shares underlying the common stock warrants was determined by dividing the warrant coverage amount, which was 50% of the fair market value of the collateral provided by Hale BioPharma Ventures LLC to secure its guaranty obligations to UBS Bank USA, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. At the closing of our initial public offering on February 10, 2014, the fair market value of the collateral provided by Hale BioPharma Ventures LLC under this arrangement was $726,034, and the exercise price of the associated warrants was fixed at $30.00 per share for an aggregate of 12,100 shares of common stock. The warrants became exercisable for a two-year period beginning on the closing of our initial public offering.

Hale BioPharma Ventures LLC participated in our February 2015 public offering, purchasing 13,333 shares of our common stock and warrants to purchase up to 13,333 shares of our common stock for total proceeds of $50,000. The warrants purchased in this public offering are exercisable at a per share price of $4.68 until February 2020.

Pursuant to a sublease agreement dated March 30, 2015, we subleased 9,849 square feet, plus free use of an additional area, of our San Diego facility to an entity affiliated with Mr. Hale for $12,804 per month, with a refundable security deposit of $12,804 due from the subtenant. The initial term of the sublease expired on July 31, 2015, and was subject to renewal on a month-to-month basis thereafter. We received a total of $102,432 and $153,648 of rental income during the years ended December 31, 2015 and 2016, respectively, and on February 1, 2017, we received notice from the subtenant terminating the sublease effective March 31, 2017.

A retirement account of Mr. Hale participated in our May 2016 public offering, purchasing 16,667 shares of our common stock and warrants to purchase up to 11,666 shares of our common stock for total proceeds of $50,000. The warrants purchased in this public offering are exercisable at a per share price of $3.90 until May 2021.

Hale BioPharma Ventures LLC participated in our October 2016 public offering, purchasing 90,090 shares of our common stock and warrants to purchase up to 90,909 shares of our common stock for total proceeds of $100,000. The warrants purchased in this public offering are exercisable at a per share price of $1.10 until October 2021.

M. Faye Wilson

As of June 2013, we executed a note and warrant purchase agreement with several shareholders, including Ms. Wilson, to reflect certain prior and possible future borrowings under a series of notes, totaling up to $7.0 million. See details of the June 2013 note and warrant purchase agreement in the description of transactions with Claire K. T. Reiss, above. We borrowed $25,000 under this arrangement from Ms. Wilson in 2013. As of December 31, 2013, the aggregate amount of principal and accrued interest outstanding for amounts we borrowed from Ms. Wilson under this arrangement was $26,271. In connection with the closing of our initial public offering on February 10, 2014, the aggregate amount outstanding related to this arrangement of $26,496 converted at $30.00 per share into a total of 883 shares of common stock, and the exercise price of the associated warrants was fixed at $30.00 per share for an aggregate of 416 shares of common stock. The warrants became exercisable for a five-year period beginning on the closing of our initial public offering.

Ms. Wilson participated in our February 2015 public offering, purchasing 1,333 shares of our common stock and warrants to purchase up to 1,333 shares of our common stock for total proceeds of $5,000. The warrants purchased in this public offering are exercisable at a per share price of $4.68 until February 2020.

Ms. Wilson participated in our October 2016 public offering, purchasing 13,636 shares of our common stock and warrants to purchase up to 13,636 shares of our common stock for total proceeds of $15,000. The warrants purchased in this public offering are exercisable at a per share price of $1.10 until October 2021.

Bruce E. Gerhardt

As of June 2013, we executed a note and warrant purchase agreement with several shareholders, including Mr. Gerhardt, to reflect certain prior and possible future borrowings under a series of notes, totaling up to $7.0 million. See details of the June 2013 note and warrant purchase agreement in the description of transactions with Claire K. T. Reiss, above. We borrowed $10,000 under this arrangement from Mr. Gerhardt in 2013. As of December 31, 2013, the aggregate amount of principal and accrued interest outstanding for amounts we borrowed from Mr. Gerhardt under this arrangement was $10,458. In connection with the closing of our initial public offering on February 10, 2014, the aggregate amount outstanding related to this arrangement of $10,548 converted at $30.00 per share into a total of 351 shares of common stock, and the exercise price of the associated warrants was fixed at $30.00 per share for an aggregate of 166 shares of common stock. The warrants became exercisable for a five-year period beginning on the closing of our initial public offering.

Subsequent to December 31, 2013, as compensation for guaranteeing our Line of Credit, which had an initial credit availability of $1.5 million with a total of three guarantors and finally approximately $2.6 million with a total of five guarantors, Mr. Gerhardt received common stock warrants from us. The number of shares underlying the common stock warrants was determined by dividing the warrant coverage amount, which was 50% of the fair market value of the collateral provided by Mr. Gerhardt to secure his guaranty obligations to UBS Bank USA, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. At the closing of our initial public offering on February 10, 2014, the fair market value of the collateral provided by Mr. Gerhardt under this arrangement was $50,000, and the exercise price of the associated warrants was fixed at $30.00 per share for an aggregate of 833 shares of common stock. The warrants became exercisable for a two-year period beginning on the closing of our initial public offering.

Mr. Gerhardt participated in our February 2015 public offering, purchasing 6,666 shares of our common stock and warrants to purchase up to 6,666 shares of our common stock for total proceeds of $25,000. The warrants purchased in this public offering are exercisable at a per share price of $4.68 until February 2020.

Mr. Gerhardt participated in our May 2016 public offering, purchasing 8,333 shares of our common stock and warrants to purchase up to 5,833 shares of our common stock for total proceeds of $25,000. The warrants purchased in this public offering are exercisable at a per share price of $3.90 until May 2021.

Mr. Gerhardt participated in our October 2016 public offering, purchasing 50,000 shares of our common stock and warrants to purchase up to 50,000 shares of our common stock for total proceeds of $55,000. The warrants purchased in this public offering are exercisable at a per share price of $1.10 until October 2021.

Ivor Royston, M.D.

Subsequent to December 31, 2013, as compensation for guaranteeing our Line of Credit, which had an initial credit availability of $1.5 million with a total of three guarantors and finally approximately $2.6 million with a total of five guarantors, Dr. Royston received common stock warrants from us. The number of shares underlying the common stock warrants was determined by dividing the warrant coverage amount, which was 50% of the fair market value of the collateral provided by Dr. Royston to secure his guaranty obligations to UBS Bank USA, by the exercise price, which was set at the price per share of our common stock sold in our initial public offering. At the closing of our initial public offering on February 10, 2014, the fair market value of the collateral provided by Dr. Royston under this arrangement was $50,000, and the exercise price of the associated warrants was fixed at $30.00 per share for an aggregate of 833 shares of common stock. The warrants became exercisable for a two-year period beginning on the closing of our initial public offering.

A retirement account of Dr. Royston participated in our February 2015 public offering, purchasing 4,000 shares of our common stock and warrants to purchase up to 4,000 shares of our common stock for total proceeds of $15,000. The warrants purchased in this public offering are exercisable at a per share price of $4.68 until February 2020.

Bruce A. Huebner

Mr. Huebner participated in our February 2015 public offering, purchasing 4,000 shares of our common stock and warrants to purchase up to 4,000 shares of our common stock for total proceeds of $15,000. The warrants purchased in this public offering are exercisable at a per share price of $4.68 until February 2020.

Mr. Huebner participated in our October 2016 public offering, purchasing 20,000 shares of our common stock and warrants to purchase up to 20,000 shares of our common stock for total proceeds of $22,000. The warrants purchased in this public offering are exercisable at a per share price of $1.10 until October 2021.

Marsha A. Chandler

Dr. Chandler participated in our February 2015 public offering, purchasing 666 shares of our common stock and warrants to purchase up to 666 shares of our common stock for total proceeds of $2,500. The warrants purchased in this public offering are exercisable at a per share price of $4.68 until February 2020.

Dr. Chandler participated in our October 2016 public offering, purchasing 4,545 shares of our common stock and warrants to purchase up to 4,545 shares of our common stock for total proceeds of $5,000. The warrants purchased in this public offering are exercisable at a per share price of $1.10 until October 2021.

Michael W. Nall

Mr. Nall participated in our February 2015 public offering, purchasing 4,000 shares of our common stock and warrants to purchase up to 4,000 shares of our common stock for total proceeds of $15,000. The warrants purchased in this public offering are exercisable at a per share price of $4.68 until February 2020.

A family trust of Mr. Nall’s participated in our October 2016 public offering, purchasing 36,363 shares of our common stock and warrants to purchase up to 36,363 shares of our common stock for total proceeds of $40,000. The warrants purchased in this public offering are exercisable at a per share price of $1.10 until October 2021.

Timothy C. Kennedy

Mr. Kennedy participated in our October 2016 public offering, purchasing 36,363 shares of our common stock and warrants to purchase up to 36,363 shares of our common stock for total proceeds of $40,000. The warrants purchased in this public offering are exercisable at a per share price of $1.10 until October 2021.

Lyle J. Arnold

Lyle J. Arnold, Ph.D., our Senior Vice-President of Research and Development and Chief Scientific Officer, is the controlling person of Aegea Biotechnologies, Inc. On June 2, 2012, we entered into an Assignment and Exclusive Cross-License Agreement with Aegea regarding the Target-Selector technology. Under the Agreement, each party has an undivided joint ownership interest in all of the patents and other intellectual property rights for such technology. We obtained an exclusive, worldwide, royalty-free, fully-paid, irrevocable, sublicensable license for all applications in the fields of oncology clinical testing and oncology diagnostics (including both laboratory developed tests and IVD tests as applied to the oncology field) and oncology basic and clinical research that is performed internally by us, as a service offered by us, or in a bona fide collaboration between us and one or more third parties (where the sample types tested are tissue, whole blood, bone marrow, cerebrospinal fluid or derivatives of any of such sample types); provided that any such collaboration must not be solely or primarily directed to providing research reagents or research technologies to such collaborator, and must not involve the sale or resale of patented research reagents or the licensing of technologies for patented research applications by such collaborator to third parties. Under the Agreement’s license, we are free of any obligation to obtain further consent from Aegea or to account to Aegea. Aegea obtained an exclusive, worldwide, royalty-free, fully-paid, irrevocable sublicensable license for all applications in all other fields, without any obligation to obtain further consent from us or to account to us. We were given responsibility for prosecuting some of the relevant patent applications, and Aegea was given responsibility for prosecuting others, but the two parties will share all patent prosecution and maintenance costs equally. We received payments totaling $25,763 and $19,047 during the years ended December 31, 2015 and 2016, respectively, from Aegea as reimbursements for shared patent costs under the Cross-License Agreement.

Dr. Arnold participated in our October 2016 public offering, purchasing 45,000 shares of our common stock and warrants to purchase up to 45,000 shares of our common stock for total proceeds of $49,500. The warrants purchased in this public offering are exercisable at a per share price of $1.10 until October 2021.

Veena Singh, M.D.

Dr. Singh participated in our October 2016 public offering, purchasing 10,000 shares of our common stock and warrants to purchase up to 10,000 shares of our common stock for total proceeds of $11,000. The warrants purchased in this public offering are exercisable at a per share price of $1.10 until October 2021.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers. In addition, our predecessor company Biocept, Inc., a California corporation, entered into indemnification agreements with certain of our current directors and executive officers and certain prior directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under California law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Policies and Procedures for Related Party Transactions

We adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, collectively, related parties, are not permitted to enter into a transaction with us without the prior consent of our board of directors acting through the audit committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000, and in which such related party would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related person’s interest in the transaction.

Equity Awards

We have granted stock options to our executive officers and directors. For additional information, see “Executive Compensation—Outstanding Equity Awards.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2016, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements; except that due to an administrative oversight, one report, covering the purchase of 5,667 shares of our common stock, was filed late by Dr. Royston.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2018 must be received by us no later than December 1, 2017, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting.  These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

Under our amended and restated bylaws, a stockholder who wishes to make a proposal at the 2018 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than the close of business on January 2, 2018 and no later than the close of business on February 1, 2018, provided, however, that in the event the annual meeting for 2018 is called for a date that is not within 30 days before or after May 2, 2018, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Our amended and restated bylaws specify certain requirements regarding the form and content of such a notice.

ANNUAL REPORT

Our Annual Report for the fiscal year ended December 31, 2016 will be mailed to stockholders of record with this Proxy Statement on or about March 31, 2017. Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting an Annual Report as a stockholder of Biocept, Inc. at such date.  Requests should be directed in writing to Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121, Attention: Timothy C. Kennedy, or by telephone to (858) 320-8200.

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks or other agents to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside.  This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.  Stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement and annual report.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other agent.  You may also obtain a separate proxy statement or annual report without charge by contacting us at Biocept, Inc., 5810 Nancy Ridge Drive, San Diego, California 92121, Attention: Timothy C. Kennedy; or by telephone to (858) 320- 8200.  We will promptly send additional copies of the proxy statement or annual report.

Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or by contacting us as indicated above.

OTHER MATTERS

We do not know of any business other than that described in this Proxy Statement that will be presented for consideration or action by the stockholders at the Annual Meeting.  If, however, any other business is properly brought before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

By Order of the Board of Directors

Michael W. Nall

President and Chief Executive Officer

San Diego, California

March 30, 2017

ANNEX A

BIOCEPT, INC. 2013 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Adopted by the Board of Directors: July 31, 2013
Approved by the Stockholders: August 6, 2013
Amended and Restated by the Board of Directors: April 28, 2015
Approved by the Stockholders: June 16, 2015
Amended by the Board:  July 25, 2016

Amended by the Board: March 27, 2017

Approved by the Stockholders: [                    ]

1.General.

1.

Plan History.  The name of this plan is the Biocept, Inc. 2013 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).  The Plan was originally adopted by the Board and stockholders of the Company on July 31, 2013 and August 6, 2013, respectively.  The Plan was amended and restated effective June 16, 2015, the date the amendment and restatement of the Plan was approved by the Company’s stockholders at the Company’s 2015 Annual Meeting (the "Amendment and Restatement Effective Date").  As of the Amendment and Restatement Effective Date, the Plan became the successor to and continuation of the Biocept, Inc. 2007 Equity Incentive Plan (the “2007 Plan”).  From and after the Amendment and Restatement Effective Date, no additional stock awards will be granted under the 2007 Plan, however outstanding stock awards granted under the 2007 Plan will remain subject to the terms of the 2007 Plan.  Any shares of Common Stock that would otherwise remain available for future grants of stock awards under the 2007 Plan as of the Amendment and Restatement Effective Date (the “2007 Plan Available Reserve”) will cease to be available under the 2007 Plan at such time and will be added to the Share Reserve (as further described in Section 4.1 below) and be immediately available for grants and issuance pursuant to Awards hereunder.  In addition, from and after the Amendment and Restatement Effective Date, any shares subject, at such time, to outstanding stock awards that were granted under the 2007 Plan (the "2007 Plan Awards") will be added to the Share Reserve at such time and to the extent described in Section 4.1 and 4.3 below.

2.

General Purpose. The purposes of the Plan are to (a) enable the Company to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; (c) promote the success of the Company’s business; and (d) with respect to Inducement Awards, provide an inducement material for certain individuals to enter into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

3.

Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors.  Notwithstanding the foregoing, the only persons eligible to receive grants of Inducement Awards under this Plan are individuals who satisfy the standards for inducement grants under NASDAQ Marketplace Rule 5635(c)(4) and the related guidance under NASDAQ IM 5635-1. A person who previously served as an Employee or Director will not be eligible to receive Inducement Awards under the Plan, other than following a bona fide period of non-employment.

4.

Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards and (e) Performance Compensation Awards.  Notwithstanding the foregoing, Inducement Awards that may be granted under the Plan may include: (i) Non-qualified Stock Options, (ii) Stock Appreciation Rights, and (iii) Restricted Awards.

2.Definitions.

“2007 Plan Available Reserve” means the shares of Common Stock that remain available for future grants of stock awards under the 2007 Plan as of the Amendment and Restatement Effective Date.

“2007 Plan Award” means a stock award that was granted under the 2007 Plan and that is outstanding as of the Amendment and Restatement Effective Date.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Amendment and Restatement Effective Date” means June 16, 2015, the date the Plan was amended and restated by the Company’s stockholders at the Company’s 2015 Annual Meeting.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any securities exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, or a Performance Compensation Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of any length of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means, with respect to any Employee or Consultant: (a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) If no such agreement exists, or if such agreement does not define Cause: (i) the conviction of or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (ii) the commission of a felony or a crime involving moral turpitude for which charges have been filed or the circumstances of which are such that, if sufficient admissible evidence of guilt were available to prosecuting authorities, such authorities would typically elect to prosecute the alleged offender given all the circumstances; (iii) the commission of any other material act involving willful malfeasance or fiduciary breach with respect to the Company or an Affiliate; (iv) conduct that results in or would reasonably be expected or intended to result in material harm to the reputation or business of the Company or any of its Affiliates; (v) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (vi) material violation of state or federal securities laws. For this purpose, a first offense of drunk driving shall be deemed not to involve moral turpitude.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to the existence of and whether a Participant has been discharged for Cause.

“Change in Control” means: (a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company; (b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board; (c) The date which is 10 business days before the consummation of a complete liquidation or dissolution of the Company; (d) The acquisition by any Person of Beneficial Ownership of 50% or more of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition, or (B) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or (e) The consummation of a reorganization, merger, (whether or not the approval of the Company’s stockholders is required for such merger), consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately before the Business Combination; (ii) no Person (other than Claire Reiss or her Affiliates or any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination. Notwithstanding the foregoing, a transaction or event shall not constitute a Change in Control if it does not qualify as a change in control event within the meaning of Section 409A and such failure to qualify would, in the circumstances, cause a Section 409A problem.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3, Section 3.4 and Section 4.5.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Biocept, Inc., a Delaware corporation, and any successor thereto.

“Consultant” means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is not otherwise any interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A, termination of service shall not be deemed to have occurred for purposes of any provision of this Plan or such Award providing for the payment of any amounts or benefits that may be considered nonqualified deferred compensation under Section 409A upon or following a termination of service unless such termination is also a “separation from service” within the meaning of Section 409A, and, for purposes of any such provision of this Plan or such Award, references to a “termination,” “termination of service” or like terms shall mean such a separation from service (determined in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations). For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service.

“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code, as interpreted by Internal Revenue Service Notice 2007-49.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be conclusively determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 14.11.

“Effective Date” shall mean the date on which this Plan was originally adopted by the Board, which was July 31, 2013.

“Employee” means any person, not excluding a person who is also an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any US national securities exchange, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange on the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable. In the absence of an established market for the Common Stock on any US national securities exchange, the Fair Market Value shall be determined (as of the close of business on the date in question) in good faith by the Committee in a manner consistent with the valuation principles of Section 409A and such determination shall be conclusive and binding on all persons.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Good Reason” means: (a) If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; (b) If no such agreement exists or if such agreement does not define Good Reason, the definition of Good Reason set forth in the Employee or Consultant's Award Agreement; or (c) If the applicable Award Agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided, if ever, by the Participant within 40 days after the Participant’s knowledge of the applicable circumstances; if the Participant does not timely deliver such notice, it shall be conclusively deemed that Good Reason is not present): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary; or (iii) an involuntary geographical relocation of the Participant’s principal office location by more than 50 miles. In no event shall a Participant’s resignation be deemed to be with Good Reason (in relation to any particular circumstances alleged to constitute Good Reason) for purposes of this Plan or any Award Agreement unless the effective date of the Participant’s resignation is before the earlier of 100 days after the Participant’s knowledge of the applicable circumstances or 20 days after the 30-day remedy period described in the preceding sentence (if applicable) has expired without the circumstances being remedied.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option designated as and intended to qualify as, and qualifying as, an incentive stock option within the meaning of Section 422 of the Code.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director after the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall ever be an Incumbent Director.

“Inducement Award” means an Award, other than (i) an Incentive Stock Option or (ii) a Performance Compensation Award, that is granted pursuant to Section 4.5 of the Plan.

“Inducement Award Rules” means NASDAQ Marketplace Rule 5635(c)(4) and the related guidance under NASDAQ IM 5635-1.

“Inducement Shares” shall have the meaning set forth in Section 4.5.

“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 7.3(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m).

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms or under the circumstances of its grant does not qualify or is not intended to qualify as an Incentive Stock Option. Without limitation, to the extent that any Option designated as an Incentive Stock Option fails at any time, in whole or in part, to qualify as an Incentive Stock Option, it shall to that extent constitute a Non-qualified Stock Option.

“Officer” means a person who is an officer of the Company within the meaning and purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, any other person who properly holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, any other person who properly holds an outstanding Award.

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 7.3 of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or of an Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, stock price growth measures and total stockholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; (v) regulatory milestones; (w) scientific milestones; (x) customer acquisition; (y) completion of partnering agreement; (z) workforce retention; (aa) completion of acquisitions or business expansion; and (bb) individual business objectives.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (o) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m), the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m)), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m)), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m)), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No.30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

“Performance Period” means the one or more periods of time in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Person” means any individual, entity, trust, partnership, organization, association, or (within the meaning of Section 13(d)(3) of the Exchange Act and the rules thereunder) group.

“Permitted Transferee” means: (a) a member of the Optionholder’s or other Participant’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s or other Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder or other Participant) control the management of assets, and any other entity in which these persons (or the Optionholder or other Participant) own more than 50% of the voting interests; and (b) such other transferees as may be permitted by the Committee in its sole discretion so long as the Participant receives no consideration in connection with such transfer.

“Plan” means this Biocept, Inc. 2013 Equity Incentive Plan, as amended from time to time.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Restricted Stock” has the meaning set forth in Section 7.2(a).

“Restricted Stock Units” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Section 162(m)” means Section 162(m) of the Code, as in effect from time to time.

“Section 409A” means Section 409A of the Code, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

“Vested Unit” has the meaning set forth in Section 7.2(e).

3.Administration.

1.

Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. (Notwithstanding references herein to the “Committee” and notwithstanding any prior delegation, if the Board generally or in an instance takes action with regard to administration of the Plan, the references herein to the authority or discretion of the Committee shall be read as, for the purpose of such action generally or in such instance (as the case may be), the authority or discretion of the Board.) Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and subject to the Inducement Award Rules (where applicable), and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

1.	to construe and interpret the Plan and apply its provisions;
2.	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
3.	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
4.

to delegate (to the extent allowed under Delaware General Corporation Law Section 157 or other Applicable Laws) its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;

5.	to determine when Awards are to be granted under the Plan and the applicable Grant Date;
6.	from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;
7.	to determine the number of shares of Common Stock to be made subject to each Award;
8.	to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

9.	to determine whether each Restricted Award is to be an Award of Restricted Stock or of Restricted Stock Units;
10.

to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

11.	to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;
12.	to determine the identity or capacity of any persons who may be entitled to receive anything under or exercise a Participant’s rights under any Award Agreement;
13.

to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent (and it being understood that these principles shall apply to any modification of the purchase price or the exercise price of any outstanding Award, provided that the Committee will not have the authority to (1) reduce the exercise, purchase or strike price of any outstanding Option or Stock Appreciation Right under the Plan, or (2) cancel any outstanding Option or Stock Appreciation Right that has an exercise price or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan or otherwise, unless the stockholders of the Company have approved such an action within 12 months prior to such an event;

14.	to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan;
15.

to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments (in accordance with Sections 11 and 12 of the Plan);

16.

to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

17.	to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
2.	Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.
3.

Delegation. Subject to the Inducement Award Rules with respect to Inducement Awards, the Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the

Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members, whether present or not, or by the unanimous written consent of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. This Section 3.3 is not in derogation of Section 3.1(d).

4.

Committee Composition. Subject to the Inducement Award Rules with respect to Inducement Awards, and except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors and who also meet the independence requirements (if any) under the then applicable rules, regulations, listing requirements or listing maintenance requirements adopted by the principal national securities exchange on which the Common Stock is then listed. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m). However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors. This Section 3.4 is not in derogation of Section 3.1(d).

5.

Indemnification. Service on the Committee is a form of service in the capacity of a member of the Board. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee members shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee members may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee members in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member(s) did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee member(s) shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

6.	Exculpation. No Director, Committee member or Employee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith.

4.Shares Subject to the Plan.

1.

Share Reserve.  Subject to Sections 4.4, 4.5 and 11, the aggregate number of shares of Common Stock that may be available for issuance pursuant to Awards from and after the Amendment and Restatement Effective Date will not exceed 3,522,955 shares, which is the sum of (1) 2,500,000 new shares of Common Stock, plus (2) the number of shares of Common Stock previously authorized by the Company stockholders (i) that remain available for issuance for future Award grants under Plan as of immediately prior to the Amendment and Restatement Effective Date and (ii) that consist of the 2007 Plan Available Reserve plus (3) any shares underlying outstanding Awards under the Plan and 2007 Plan Awards that on or after the Amendment and Restatement Effective Date become available for issuance under the Plan again pursuant to Section 4.4 below shall be available for the grant of Awards under the Plan (such aggregate number of shares described in (1) through (3)  the "Share Reserve").  During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards. Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, or shares reacquired by the Company in any manner.

2.	Limitations.
1.

Subject to the Share Reserve and adjustment in accordance with Section 11, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 3,522,955 shares of Common Stock.

2.

Subject to adjustment in accordance with Section 11, no Participant shall be granted, during any one year period, Options to purchase Common Stock and Stock Appreciation Rights with respect to more than 2,000,000 shares of Common Stock in the aggregate or any other Awards with respect to more than 2,000,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall count toward the individual share limit set forth in this Section 4.

3.

Reversion of Shares to the Share Reserve.  Any shares of Common Stock subject to an Award or a 2007 Plan Award that is canceled, forfeited or expires before exercise or realization, either in full or in part, shall to that extent again become available for issuance under the Plan. (For this purpose, repurchase of Restrict Stock at a nominal repurchase price is deemed a forfeiture.) Notwithstanding anything to the contrary contained herein: shares subject to an Award or a 2007 Plan Award shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares used to satisfy the exercise or purchase price of such Award or 2007 Plan Award, including shares used to effect a “net exercise,” in payment of an Option exercise price requirement, (b) shares delivered to or withheld by the Company to satisfy any tax withholding obligation in connection with an Award or a 2007 Plan Award, (c) shares covered by a stock-settled Stock Appreciation Right that were not issued upon the settlement of the Award, or (d) shares repurchased by the Company on the open market with the proceeds of the exercise or purchase price of a stock Award or a 2007 Plan Award.

4.

Minimum Vesting Requirements.  Except with respect to Inducement Awards, no Option or Stock Appreciation Right (including an Option or Stock Appreciation Right that is a Performance Compensation Award or otherwise subject to vesting based on performance goals) will vest until at least twelve months following the date of grant of such Award; provided, however, that up to 5% of the Share Reserve (as defined in Section 4.1 and excluding the Inducement Shares) may be subject to Options and Stock Appreciation Rights (including Options and Stock Appreciation rights that are Performance Compensation Awards or otherwise subject to vesting based on performance goals) that do not meet such vesting requirements.

5.

Inducement Share Pool and Inducement Award Rules.  Subject to adjustment in accordance with Section 11, an additional 333,333 shares of Common Stock shall be reserved under the Plan, exclusively for the grant of Inducement Awards in compliance with NASDAQ Listing Rule 5635(c)(4) (the “Inducement Shares”).  The Inducement Shares that may be awarded under this

Section 4.5 shall be in addition to and shall not reduce the shares available for issuance under Section 4.1 of the Plan. The following rules and restrictions shall apply to any Inducement Award granted pursuant to the Plan:

1.

An Inducement Award may be granted only to an Employee who has not previously been an Employee or a Director of the Company or an Affiliate, except following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules and the Inducement Award Rules.

2.

All such Inducement Awards must be granted by a majority of the Company’s “Independent Directors” (as such term is defined in NASDAQ Listing Rule 5605(a)(2)) or the Company’s compensation committee, provided such committee is comprised solely of Independent Directors, in each case in accordance with NASDAQ Listing Rule 5635(c)(4) and the Inducement Award Rules.

3.

The Inducement Shares underlying any Inducement Awards shall be subject to the same share counting provisions as described in Section 4.3, except that such Inducement Shares shall count against, or shall be added back to, the reserve of Inducement Shares available for grant under this Section 4.5, and shall not count against, or be added back to, the Shares available for issuance under Section 4.1 of the Plan.

4.	The limits in Section 4.2 will not apply to Inducement Awards.

5.Eligibility.

1.	Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.

2.Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement, and shall be voided if the Award Agreement is not executed and delivered by the Participant within 30 days after the Grant Date. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option (or other Award) is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the terms of such Option (or other Award) do not satisfy the requirements of Section 409A. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

1.

Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders and a requirement that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date, the term of an Incentive Stock Option granted under the Plan shall be determined by the Committee. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

2.

Exercise Price of An Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value on the Grant Date of the Common Stock subject to the Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code and Section 409A.

3.

Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value on the Grant Date of the Common Stock subject to the Option. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A.

4.

Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by bank check on the day the Option is exercised or (b) in the discretion (exercised either generally or only for the particular instance) of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid on the day the Option is exercised: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) a “cashless” same-day-sale exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is (with Committee approval) paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any time the Common Stock is publicly traded an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

5.

Transferability of An Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to qualified domestic relations orders under Applicable Laws and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

6.

Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon approval by the Committee to the extent provided in the Award Agreement. No such transfer which is a “prohibited transfer for value” (within the meaning of the General Instructions to Securities Act Form S-8) shall be allowed. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to qualified domestic relations orders under Applicable Laws and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

7.

Vesting of Options. Subject to Section 4.4, each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate and in accordance with Section 4.4. The vesting provisions of individual Options may vary.

8.

Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

9.

Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

10.

Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

11.

Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

12.

Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

13.	Fractions. No Option may be exercised for a fraction of a share of Common Stock.

7.Provisions of Awards Other Than Options.

1.	Stock Appreciation Rights.
1.

General.  Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement, and shall be voided if the Award Agreement is not executed and delivered by the Participant within 30 days after the Grant Date. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions (including as to transferability and ability to be pledged or otherwise encumbered) not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

2.

Grant Requirements.  Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

3.

Term of Stock Appreciation Rights.  The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of its Grant Date.

4.

Vesting of Stock Appreciation Rights.  Subject to Section 4.4, each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate in accordance with Section 4.4. The vesting provisions of individual Stock Appreciation Rights may vary.

5.

Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made as of and as soon as practicable after the date of exercise. Payment shall be made in the form of shares of Common Stock, cash or a combination thereof, as determined by the Committee. The Award Agreement may, in the Committee’s discretion, provide that a Stock Appreciation Right shall be paid out immediately upon it vesting; and in such case “exercise” shall be deemed to occur automatically upon vesting.

6.

Exercise Price. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. However, a Stock Appreciation Right may be granted with an exercise price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner satisfying the provisions of Section 409A. A Related Right granted simultaneously with or after the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

7.

Reduction in the Underlying Option Shares.  Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

8.	Fractions. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock.
2.	Restricted Awards.
1.

General.  A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement, and shall be voided if the Award Agreement is not executed and delivered by the Participant within 30 days after the Grant Date. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

2.	Restricted Stock and Restricted Stock Units
1.

Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. The consideration for Restricted Stock shall be, as determined by the Committee in its discretion and set forth in the Restricted Award, given in the form of cash, past services rendered to the Company or its Affiliate, and/or (if allowed by Applicable Laws)

services to be rendered to the Company or its Affiliate during the Restricted Period.
2.

The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

3.	Restrictions
1.

Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

1.

If applicable state law requires a Participant to pay to the Company in cash at least the par value per share of Restricted Stock in connection with purchase of the Restricted Stock, the Participant shall pay to the Company in cash an amount equal to the par value per share times the number of shares of Restricted Stock; and all reference herein to forfeiture of Restricted Stock shall instead be read as references to repurchase of such Restricted Stock for a cash amount equal to such par value per share times the number of shares so repurchased. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the Award Agreement.

2.

Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions (including as to transferability and ability to be pledge or otherwise encumbered) as may be set forth in the applicable Award Agreement. No transfer which is a “prohibited transfer for value” (within the meaning of the General Instructions to Securities Act Form S-8) shall be allowed.

3.

Subject to the provisions of the Plan, including Section 12, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

4.

Restricted Period.  With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end or lapse at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

5.

Delivery of Restricted Stock and Settlement of Restricted Stock Units.  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall as soon as practicable deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall as soon as practicable deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to each Vested Unit.

6.

Stock Restrictions.  Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s Restricted Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Restricted Stock and (ii) such escrow arrangements as the Committee shall deem appropriate.

3.	Performance Compensation Awards.
1.

General.  The Committee shall have the authority, at the time of grant of any Award (other than, to the extent that such Options and Stock Appreciation Rights are deemed to constitute “performance-based compensation” under Section 162(m) even in the absence of such designation, any Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m). In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m).

2.

Eligibility.  The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m)) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance

Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 7.3. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

3.

Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m)), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3(c) and record the same in writing.

4.	Payment of Performance Compensation Awards
1.

Condition to Receipt of Payment.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

2.

Limitation.  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

3.

Certification.  Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 7.3(d)(iv) hereof, if and when it deems appropriate.

4.

Use of Discretion.  In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B)

increase a Performance Compensation Award above the maximum amount payable under Section 7.3(d)(vi) of the Plan.
5.

Timing of Award Payments.  Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.3 but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

6.

Maximum Award Payable.  Notwithstanding any provision contained in this Plan to the contrary, the maximum number of shares of Common Stock subject to Awards (other than Options and Stock Appreciation Rights) which are Performance Compensation Awards payable to any one Participant under the Plan for a Performance Period is 2,000,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 7.3(a) shall be $2,000,000.

8.Show-Stopper Conditions.

1.

Securities Law Compliance. Each Award Agreement shall provide (and such provision shall control over any other provision of the Plan or the Award Agreement which would be to the contrary) that no shares of Common Stock shall be purchased, sold, issued or delivered thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

2.

Withholding Obligations. Each Award Agreement shall provide (and such provision shall control over any other provision of the Plan or the Award Agreement which would be to the contrary) that no shares of Common Stock shall be purchased, sold, issued or delivered thereunder unless and until any then Applicable Laws for the payment of employee-side withholding taxes in connection therewith have been satisfied by (a) a cash payment by the Participant to the Company of 100% of such amount, or (b) as may be allowed by the following sentence. To the extent (if any) provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy the preceding sentence’s requirement for payment of any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (if so expressly allowed) or by a combination of such means expressly allowed, in any event totaling in value 100% of such amount: (a) authorizing the Company to withhold cash from any cash compensation to be paid to the Participant, provided both the Company and the Participant actually and reasonably believe cash compensation sufficiently large will become payable to the Participant within 45 days; (b) tendering a cash payment; (c) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of

Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by Applicable Law; or (d) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company. Common Stock so withheld or delivered would be valued at its Fair Market Value as of the date of measurement of the amount of income subject to withholding.

9.Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.Miscellaneous.

1.

Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest (or restrictions lapse), notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest (or restrictions lapse); provided that if such action is taken in connection with a Change in Control, such action shall be made only in accordance with the provisions of Sections 11 and 12.

2.

Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is before the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

3.

No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted (or in any other capacity) or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee or the service of a Consultant, in either case with or without notice and with or without Cause or (b) the service of a Director pursuant to the Bylaws of the Company or Applicable Laws.

4.

Freedom to Approve Acquisitions, Etc. The grant of Awards shall in no way affect the right of the Company to effect a Change in Control or a Business Combination or to otherwise adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets; the Board and the Company shall incur no liability to Participants by approving or effecting such a transaction.

5.

Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment or of Continuous Service by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the express written terms of the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A if the applicable Award is subject thereto.

11.Adjustments upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger by which the Company is (either by direct merger or reverse triangular merger) acquired, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 (including Sections 4.1 and 4.5), the maximum number of shares of Common Stock which can be issued pursuant to Incentive Stock Options stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 and Section 7.3(d)(vi) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve as near as may be (but not to increase) the economic intent of such Award consistent with the purpose of such transaction. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company, the Committee shall, in the case of Incentive Stock Options, seek to ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, seek to ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m), any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m). The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. By way of example, and without limitation: if the Company is acquired by merger for cash, all Options exercisable after such merger shall entitle the Optionholder to receive, upon exercise, cash (equal to the per-share cash merger price) and nothing else.

12.Effect of Change in Control.

1.	Double Trigger: Foreshortening. Notwithstanding any provision of the Plan to the contrary:
1.

In the event of a Participant’s termination of Continuous Service without Cause or for Good Reason (but excluding termination as a result of resignation in the absence of Good Reason) during the 10-day period before a Change in Control or during the 12-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

2.

With respect to Performance Compensation Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

2.

Acceleration and Termination. In addition, in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue outstanding Awards or substitute similar stock awards for such outstanding Awards, then the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, accelerate the vesting (and exercisability, as applicable) of outstanding Awards in full or in part to a date prior to the effective time of the Change in Control and, to the extent not exercised (if applicable) at or prior to the effective time of the Change in Control,  cancel all outstanding Awards upon or immediately before the Change in Control (but subject to the condition that the Change in Control actually occur) and pay to the holders of such cancelled Awards, in cash or stock, or any combination thereof, the value of such Awards (including, at the discretion of the Committee, any unvested portion of the Award) immediately prior to cancellation based upon the value per share of Common Stock received or to be received or deemed received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

3.

Variations. The Committee may in its discretion treat differently any Awards or Participants in connection with a Change in Control, either in the terms of the initial Award Agreements or in any actions taken by the Committee after the Grant Date.

4.

Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13.Amendment of the Plan and Awards.

1.

Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval. All provided, that that if the only Applicable Law which stockholder approval is necessary to satisfy pertains to Incentive Stock Options but not to any other Awards, such amendment shall be effective immediately as to all types of Awards other than Incentive Stock Options upon Board approval; but shall additionally become effective as to Incentive Stock Options upon stockholder approval and not before.

2.

Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

3.

Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A and/or to bring the Plan and/or Awards granted under it into compliance therewith.

4.

No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

5.

Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.General Provisions.

1.

Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are valid under Applicable Laws and are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is or is intended to be detrimental to the business or reputation of the Company and/or its Affiliates.

2.

Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or securities exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or securities exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or securities exchange listing requirement).

3.

Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

4.

Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

5.

Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

6.

Benefits Not Alienable. Other than as provided above or in an Award Agreement, benefits under this Plan or the Award Agreement may not be sold, assigned, transferred or otherwise disposed of or alienated, whether voluntarily or involuntarily, nor be pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

7.

Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 20 days shall be considered a reasonable period of time.

8.

No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

9.

Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

10.

Section 409A. (a) The Plan is intended to comply with the requirements of Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan or any Award Agreement that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan or any Award Agreement during the six month period immediately following the Participant’s termination of Continuous Service shall instead be paid in one lump sum on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).

1.

Unless the Committee expresses a conscious and knowing intention to the contrary in the particular instance, all Award Agreements shall be deemed to be intended either to be exempt from the application of or to comply with the requirements of Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, each Award Agreement shall be interpreted and administered and each action of the Committee with respect thereto shall be interpreted such that grant, payment, settlement or deferral will not be subject to a penalty, tax or interest applicable under or as a result of Section 409A.

2.

Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to, or obligation to indemnify or reimburse, any Participant for such tax or penalty.

11.

Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

12.

Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, so as not to become subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.12, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

13.

Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m), the Committee may, without stockholder or Participant approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

14.	Expenses. The costs of administering the Plan shall be paid by the Company.
15.	Annual Reports. During the term of this Plan, to the extent required by Applicable Law the Company shall furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.
16.

Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

17.	Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
18.

Non-Uniform Treatment. The Committee’s determinations under the Plan and in connection with any respective Award Agreements need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15.Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within 12 months before or after the date the Plan is adopted by the Board.

16.Termination or Suspension of the Plan. The Committee may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of March 27, 2017, the date the Plan, as amended and restated, was adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but Awards granted prior to any suspension or termination may extend beyond such suspension or termination.

17.Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

FORM OF NOTICE OF STOCK OPTION GRANT

You have been granted an option (the "Option") to purchase Common Stock of Biocept, Inc. (the “Company”) under the Company’s Amended and Restated 2013 Equity Incentive Plan, as follows:

Optionee:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Expiration Date:

Type of Grant:	☐ Incentive Stock Option ☐ Nonstatutory Stock Option
Vesting Schedule:

________ of the shares shall vest and be exercisable on the Vesting Commencement Date; thereafter ________ of the total shares shall, provided that you remain in Continuous Service through the respective installment dates, vest and become exercisable in equal monthly installments over the next ________ years so that the option would be 100% vested on the ________ anniversary of the Vesting Commencement Date.  Notwithstanding the foregoing, the Option is subject to potential accelerated vesting as set forth in Section 12.1 of the Plan.

[ADD IF APPLICABLE: In addition, if during the term of this Options there is a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue this Option or substitute similar stock awards for this Option, then provided that you are still in Continuous Service as of immediately prior to such Change in Control, any not-yet-vested shares shall subject to this Option vest and become exercisable immediately prior to such  Change in Control.]

Termination Period:

To the extent allowed by Section 5 of the Stock Option Agreement and not otherwise (and in no event later than the Expiration Date), this Option may still be exercised for three months after termination of Optionee’s Continuous Service or for such other time period as called for by such Section 5 for a particular scenario. Optionee is responsible for keeping track of the applicable exercise period, if any, following termination for any reason of his or her Continuous Service. The Company will not provide further notice of such exercise period, if any.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Company’s Amended and Restated 2013 Equity Incentive Plan and the Stock Option Agreement, both of which are attached and made a part of this document. Accordingly, separate execution and delivery of the Stock Option Agreement is not required.

In addition, you agree and acknowledge that your rights to any shares underlying the Option will be earned only as you provide Continuous Services  over time, that the grant of the Option is not as consideration for services you rendered to the Company before your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without Cause.

The per share “Exercise Price” is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant. The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on you, including interest and penalties under Internal Revenue Code Section 409A. While the Company thinks this is an unlikely event, the Company cannot provide absolute assurance and you may want to consult your own tax adviser with any questions.

Optionee	Biocept, Inc. By: Name: Title:
Attachments:	Stock Option Agreement, Exercise Notice and Stock Purchase Agreement, Amended and Restated 2013 Equity Incentive Plan

Biocept, Inc.

Amended and Restated 2013 Equity Incentive Plan

FORM OF STOCK OPTION AGREEMENT

1.Grant of Option.  Biocept, Inc., a Delaware corporation (the “Company”), hereby grants to __________________ (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan or in the Notice.

2.Designation of Option.  This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option under Applicable Laws, then it is intended to be and will be treated as a Nonstatutory Stock Option. “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options or other Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Affiliate, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 6.12 of the Plan.

3.Exercise of Option.  This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of the Plan, including Section 6 thereof, and of this Agreement, including Section 5 hereof, as follows:

(a)Right to Exercise.

(i)This Option may not be exercised for a fraction of a share.

(ii)In the event of Optionee’s death, disability or other termination of Continuous Service, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii)In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b)Method of Exercise.

(i)This Option shall be exercisable by execution and delivery of the Exercise Notice and Stock Purchase Agreement attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Administrator in its discretion to constitute adequate delivery.

The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(ii)As a condition to the exercise of this Option and as further set forth in Section 8.2 of the Plan, Optionee agrees to make such arrangements as the Administrator may require for the satisfaction of all federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise, as the Administrator may in its discretion determine.

(iii)The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

4.Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a)cash or check delivered on and dated no later than the date of exercise; or

(b)if the Company (in its sole discretion, at the time) is at such time permitting “same day sale” cashless brokered exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes); or

(c)if the Notice expressly authorizes Optionee to use the net-exercise method, delivery of a properly executed net-exercise notice on a form provided by the Company.

5.Termination of Relationship; Early Termination of Option.  Following the date of cessation of Optionee’s Continuous Service for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in the Notice and this Section 5. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee is not allowed to exercise this Option during the Termination Period set forth in the Notice, or if Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, the Option shall terminate in its entirety. In no event may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(a)Termination.  In the event of termination of Optionee’s Continuous Service  other than as a result of Optionee’s disability or death or for Cause (as defined in the Plan), Optionee may, to the extent Optionee is vested in the Option Shares at the Termination Date, exercise this Option during the Termination Period set forth in the Notice.

(b)Other Terminations of Relationship.  In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

(i)Termination upon Disability of Optionee.  In the event of termination of Optionee’s Continuous Service as a result of Optionee’s disability, Optionee may, but only within twelve months from the Termination Date, exercise this Option to the extent Optionee was vested in the Option Shares as of such Termination Date.

(ii)Death of Optionee.  In the event of the death of Optionee (a) during the term of this Option and while an employee (including officers) or Outside Director of, or consultant or advisor to, either the Company or an Affiliate and having been in Continuous Service since the date of grant of the Option, or (b) within three months after Optionee’s Termination Date (but only if such cessation of services was not as a result of voluntary termination by the Optionee or for Cause), the Option may be exercised at any time within twelve months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was vested in the Option as of the Termination Date.

(iii)Termination for Cause.  In the event Optionee’s Continuous Service is terminated for Cause, the Option shall terminate immediately upon such termination for Cause as set forth in Section 6.8 of the Plan. In the event Optionee’s employment or consulting relationship with the Company is suspended pending investigation of whether such relationship shall be terminated for Cause, all Optionee’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period. The Administrator shall have authority to effect such procedures and take such actions as are necessary to carry out the legal intent of this Section 5(b)(iii), including such procedures and actions as are required to cause Optionee to return to the Company Shares purchased under the Option that have been purchased or that vested within six months of the events giving rise to the for-Cause termination of Optionee’s Continuous Service and, if such Shares have been transferred by the Optionee, to remit to the Company the value of such transferred Shares.

(c)Termination of Option.  This Option may terminate before its Expiration Date and before the dates specified under Section 5(a) and (b) above under certain circumstances as set forth in Section 12.2 of the Plan.

6.Non-Transferability of Option.  Except as otherwise set forth in the Notice, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or pursuant to qualified domestic relations orders under Applicable Laws and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7.Tax Consequences.

(a)The Company has not provided any tax advice with respect to this Option or the disposition of the Shares. Optionee should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, exercise, vesting, assignment, release, cancellation or any other disposal of this Option (each, a “Trigger Event”) and on any subsequent sale or disposition of the Shares. Optionee should also take advice in respect of the taxation indemnity provisions under Section 8 below. The per share Exercise Price of the Option is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant. The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on Optionee, including interest and penalties under Internal Revenue Code Section 409A; but Optionee absolves and releases the Company and its directors from any claims should there be any such taxes, interest or penalties.

(b)If any payment or benefit Optionee will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment (a “Payment”) shall be equal to the Reduced Amount.  The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Optionee’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.  If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for Optionee.  If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

  Unless Optionee and the Company agree on an alternative accounting firm or law firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations.  If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required hereunder.  The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder.  The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to Optionee and the Company within 15 calendar days after the date on which Optionee’s right to a 280G Payment becomes reasonably likely to occur (if requested at that time by Optionee or the Company) or such other time as requested by Optionee or the Company.

If Optionee receives a Payment for which the Reduced Amount was determined pursuant to clause (x) of this Section and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, Optionee agrees to promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of this Section) so that no portion of the remaining Payment is subject to the Excise Tax.  For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) or clause (x) of this Section, Optionee shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.

8.Optionee’s Taxation Indemnity.

(a)To the extent permitted by law, Optionee hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Optionee’s country or citizenship and/or residence to the extent arising from a Trigger Event or arising out of the acquisition, retention and disposal of the Shares.

(b)The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Option Tax Liability”), or Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability will be recovered from Optionee within such period as the Company may then determine.

9.Data Protection.

(a)To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Optionee and to transfer this data to certain third parties such as brokers with whom Optionee may elect to deposit any share capital under the Plan. Optionee consents to the Company (or its payroll administrators) collecting, holding and processing Optionee’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b)Optionee understands that Optionee may, at any time, view Optionee’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Optionee’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Optionee.

10.Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

11.Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the

Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

EXHIBIT A

Biocept, Inc.

Amended and Restated 2013 Equity Incentive Plan

FORM OF EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT

This Agreement (“Agreement”) is made as of __________, by and between Biocept, Inc., a Delaware corporation (the “Company”), and __________ (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”).

1.Exercise of Option.  Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase __________ shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement granted __________, __________ (the “Option Agreement”). The purchase price for the Shares shall be $________ per Share for a total purchase price of $__________.  The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2.Time and Place of Exercise.  The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement subject to the conditions stated in and the other provisions of the Option Agreement, including Section 3(b) thereof. On or forthwith after such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor on such date by Purchaser by any method listed in Section 4 of the Option Agreement.

3.Limitations on Transfer.  In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

4.Repurchase Option on Termination For Cause.  Purchaser acknowledges that in the event of termination of Purchaser’s Continuous Service for Cause, the Administrator shall have authority to effect such procedures and take such actions as are necessary to carry out the legal intent of Section 9(b)(iv) of the Option Agreement, including such procedures and actions as are required to cause Purchaser to return to the Company Shares purchased under the Option that have been purchased or that vested within six months of the events giving rise to the for-Cause termination of Purchaser’s Continuous Service and, if such Shares have been transferred by the Purchaser, to remit to the Company the value of such transferred Shares.

5.Investment and Taxation Representations.  In connection with the purchase of the Shares, Purchaser represents to the Company the following (provided, that the representation in subsections (b), (c), (d), (e) and (f) shall be applicable if and only if the Shares are not registered under the Securities Act on Form S-8):

(a)Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(b)Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(c)Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(d)Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(e)Purchaser is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (e), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (f) below.

(f)Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(g)Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

(h)Purchaser understands that the per share “Exercise Price” for the Shares is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant and that the Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. Purchaser understands that if the IRS does not agree and asserts that the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on Purchaser, including interest and penalties under Internal Revenue Code Section 409A; but Purchaser absolves and releases the Company and its directors from any claims should there be any such taxes, interest or penalties.

6.Restrictive Legends and Stop-Transfer Orders.

(a)Legends.  If the Shares have not been registered under the Securities Act on Form S-8, the certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED UNLESS EFFECTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UNDER ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT OF 1933 (AS TO WHICH AVAILABILITY THE COMPANY MAY REQUIRE THE SELLER/TRANSFEROR TO PROVIDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

(b)Stop-Transfer Notices.  Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.No Employment Rights.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without Cause.

8.Tax Consequences.  Purchaser should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, issuance, purchase, retention, assignment, release, cancellation, sale or any other disposal of the Shares (each, a “Trigger Event”). Participant should also take advice in respect of the taxation indemnity provisions under Section 9 below.

9.Purchaser’s Taxation Indemnity.

(a)To the extent permitted by law, Purchaser hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Purchaser’s country or citizenship and/or residence to the extent arising from a Trigger Event.

(b)The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until Purchaser has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Shares Tax Liability”), or Purchaser has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Shares Tax Liability will be recovered from Purchaser within such period as the Company may then determine.

10.Data Protection.

(a)To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Purchaser and to transfer this data to certain third parties such as brokers with whom Purchaser may elect to deposit any share capital under the Plan. Purchaser consents to the Company (or its payroll administrators) collecting, holding and processing Purchaser’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b)Purchaser understands that Purchaser may, at any time, view Purchaser’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Purchaser’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Purchaser.

11.Miscellaneous.

(a)Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b)Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by email or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e)Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

The parties have executed this Exercise Notice and Stock Purchase Agreement as of the date first set forth above.

COMPANY:
BIOCEPT, INC. By: Name: Title:
PURCHASER:
(Signature) (Printed Name) Address:

RECEIPT

The undersigned hereby acknowledges receipt of Certificate No. ____ for __________ shares of Common Stock of Biocept, Inc.

Dated:

Purchaser

RECEIPT

Biocept, Inc. (the “Company”) hereby acknowledges receipt of check in the amount of $__________ given by __________ as consideration for Certificate No. __________ for __________ shares of Common Stock of the Company.

Dated:

BIOCEPT, INC. By: Name: Title:

BIOCEPT, INC.

Amended and Restated 2013 Equity Incentive Plan

FORM OF RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of [DATE] (the “Grant Date”) by and between Biocept, Inc., a Delaware corporation (the “Company”) and [NAME] (the “Grantee”).

WHEREAS, the Company has adopted the Biocept, Inc. Amended and Restated 2013 Equity Incentive Plan, (the “Plan”) pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Committee (or the Board) has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock Units provided for herein, and accordingly has so granted.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.Grant of Restricted Stock Units.

1.1Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Grant Date an Award consisting of, in the aggregate, [NUMBER] Restricted Stock Units (the “Restricted Stock Units”).  Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan.  Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

1.2The Restricted Stock Units shall be credited to the Grantee on the books and records of the Company.  All amounts credited to the Grantee shall continue for all purposes to be part of the general assets of the Company.

2.Consideration.  The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee to the Company.

3.Vesting.

3.1Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, the Restricted Stock Units will vest in accordance with the following schedule:

Vesting Date	Number of Restricted Stock Units That Vest
[VESTING DATE 1]	[NUMBER OR PERCENTAGE OF UNITS THAT VEST ON THE VESTING DATE]

[VESTING DATE 2]	[NUMBER OR PERCENTAGE OF UNITS THAT VEST ON THE VESTING DATE]

Once vested, the Restricted Stock Units become ”Vested Units.”

3.2Except as provided in the next sentence, if the Grantee’s Continuous Service terminates for any reason at any time before all of his or her Restricted Stock Units have vested, the Grantee’s unvested Restricted Stock Units (except for unvested Restricted Stock Units which vest simultaneously with such termination) shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee with respect to such unvested Restricted Stock Units.

The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates under the circumstances and during the period as specified in Section 12.1(a) of the Plan pertaining to a “double trigger,” or terminates as a result of the Grantee’s death or Disability, then (subject to Section 10.2) 100% of the unvested Restricted Stock Units shall vest as of the date of such termination.

4.Restrictions.  Subject to any exceptions set forth in this Agreement or the Plan, from the Grant Date until such time as the Restricted Stock Units are settled in accordance with Section 6, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee.  Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Grantee and all of the Grantee’s rights to such units shall immediately terminate without any payment or consideration by the Company.

5.Rights as Stockholder.

5.1The Grantee shall not have any rights of a stockholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until and except to the extent that (a) such Restricted Stock Units have become Vested Units and (b) such Vested Units are settled by the issuance of shares of Common Stock.

5.2Upon and following the settlement of the Vested Units, the Grantee shall be the record owner of the shares of Common Stock which had underlain the Vested Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights).

6.Settlement of Restricted Stock Units.

6.1Subject to Section 9 hereof, promptly following the Trigger Date, the Company shall (a) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of Vested Units; and (b) enter the Grantee’s name on the books of the Company as the stockholder of record with respect to the shares of Common Stock delivered to the Grantee.  The “Trigger Date” means the earliest of (a) [DATE-CERTAIN TRIGGER DATE], (b) the date of a “double trigger” termination of Continuous Service under the circumstances and during the period as specified in Section 12.1(a) of the Plan (but only in the event that the Change in Control which is one of the triggers in such “double trigger” termination of Continuous Service is an event described in Section 409A(a)(2)(A)(v) of the Code and the regulations and other guidance promulgated thereunder and/or that such qualifying termination of Continuous Service which is the other trigger in such “double trigger” termination of Continuous Service is a “separation from service” as described in Section 409A(a)(2)(A)(i) of the Code and the regulations and other guidance promulgated thereunder), (c) the date the Grantee’s Continuous Service terminates as a result of the Grantee’s Disability (but only, in such case, in the event that such termination of Continuous Service is due to the Grantee becoming “disabled” as described in Section 409A(a)(2)(C) of the Code and the regulations and other guidance promulgated thereunder) or death, or (d) upon verification by the Committee as such and a determination by the Committee, as a matter of grace, to allow such to be a Trigger Date, the date of an unforeseeable emergency as described in Section 409A(a)(2)(A)(vi) of the Code and the regulations and other guidance promulgated thereunder, but only to the extent necessary to satisfy such emergency and to pay taxes reasonably anticipated as a result thereof after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Grantee’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) (determined in accordance with Section 409A(a)(2)(B)(ii)(II) of the Code and the regulations and other guidance promulgated thereunder).

6.2If the Grantee is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the RSUs upon his or her “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Grantee’s separation from service and (b) the Grantee’s death.

7.No Right to Continued Service.  Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company.  Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

8.Adjustments.  If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

9.Tax Liability and Withholding.

9.1The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation (or other) obligations paid or payable to the Grantee pursuant to the Plan, the amount of any required employee-side withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes.  The Committee shall require, as a precondition to the issuance and delivery of shares of Common Stock hereunder, that the Grantee have paid the Company in cash an amount equal to 100% of all federal, state and local employee-side withholding taxes associated with the Restricted Stock Units or the issuance and delivery of shares of Common Stock hereunder; provided, however, that subject to the discretion of the Committee, the Committee may instead determine to allow the Grantee to satisfy this sentence’s requirement for payment of all federal, state and local employee-side tax withholding obligation by any of the following means (if so expressly allowed) or by a combination of such means expressly allowed, in any event totaling in value 100% of such amount: (a) authorizing the Company to withhold cash from any cash compensation to be paid to the Grantee, provided both the Company and the Grantee actually and reasonably believe cash compensation sufficiently large will become payable to the Participant within 45 days; (b) tendering a partial cash payment; (c) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Grantee as a result of the Restricted Stock Units, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by Applicable Law; or (d) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.  Common Stock so withheld or delivered would be valued at its Fair Market Value as of the date of measurement of the amount of income subject to withholding.  It is understood that the Committee may in its discretion decline to allow any or all of such alternative methods, and indeed may in its discretion require actual full cash payment in advance.

9.2Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

10.Confidentiality Obligations; Non-solicitation.

10.1In consideration of the Restricted Stock Units, the Grantee agrees and covenants not to, directly or indirectly, solicit, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for 12 months following the Grantee’s termination (due to whatever reason or cause) of Continuous Service.

10.2If the Grantee breaches the covenant set forth in Section 10.1 or commits an intentional and non-trivial breach of any written confidential information and/or intellectual property assignment agreement with the Company:

(a)all unvested Restricted Stock Units shall be immediately forfeited; and

(b)the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary, preliminary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security.  The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

11.Compliance with Law.  The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any securities exchange on which the Company’s shares of Common Stock may be listed.  No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

12.Notices.  Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices.  Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company.  Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.Governing Law.  This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14.Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review.  The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

15.Restricted Stock Units Subject to Plan.  This Agreement is subject to the Plan, as it may be amended from time to time.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and any assigns and will inure to the benefit of the Grantee and the Grantee’s executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

17.Severability.  The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18.Discretionary Nature of Plan.  The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion.  The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any other Restricted Stock Units or other Awards in the future.  Future Awards, if any, will be at the sole discretion of the Company.  Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

19.Amendment.  The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that no such amendment, alteration, suspension, discontinuance or cancellation shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

20.Section 409A.  This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

21.No Impact on Other Benefits.  The value of the Grantee’s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.Acceptance.  The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement.  The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor before such vesting, settlement or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Agreement as of the Grant Date.

BIOCEPT, INC.

By:
Name:
Title:

[NAME]

EVENT # CLIENT # PROXY TABULATOR FOR BIOCEPT, INC. P.O. BOX 8016 CARY, NC 27512-9903 The undersigned hereby appoints Michael W. Nall and Timothy C. Kennedy and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Biocept, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, AND FOR EACH OF PROPOSALS 2, 3 AND 4. All votes must be received by 5:00 P.M., Eastern Time, May 1, 2017. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR Go To www.proxypush.com/BIOC • Cast your vote online. • View Meeting Documents. • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. 866-249-5670 INTERNET TELEPHONE VOTE BY: Annual Meeting of Biocept, Inc. to be held on Tuesday, May 2, 2017 for Holders as of March 22, 2017 This proxy is being solicited on behalf of the Board of Directors Please separate carefully at the perforation and return just this portion in the envelope provided. To attend the meeting and vote your shares in person, please mark this box 1: Election of Class I Directors: 01 Bruce E. Gerhardt 02 Edward Neff Date: May 2, 2017 Time: 12:30 P.M. (Local Time) Place: Biocept, Inc. 5810 Nancy Ridge Drive, San Diego, CA 92121 ANNUAL MEETING OF BIOCEPT, INC. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Authorized Signatures - This section must be completed for your Instructions to be executed. 2: To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. For Against Abstain For 3: To approve amendments to the Company’s Amended and Restated 2013 Equity Incentive Plan. For Against Abstain For Please make your marks like this: Use dark black pencil or pen only The Company’s Board of Directors Recommends a vote FOR each Director in Proposal 1, and FOR each of Proposals 2, 3, and 4. Call For Withhold Directors Recommend For For 5: To transact such other business as may properly come before the meeting. 4: To approve the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3. For Against Abstain For

Proxy — Biocept, Inc. Annual Meeting of Stockholders May 2, 2017, 12:30 P.M. (Local Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Michael W. Nall and Timothy C. Kennedy (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution and revocation, to vote all the shares of common stock of Biocept, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the offices of Biocept, Inc., located at 5810 Nancy Ridge Drive, San Diego, California 92121, on May 2, 2017, at 12:30 P.M., local time and any adjournments or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all director nominees and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.